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                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 23, 1999


                                      AMONG


                                    QAD INC.
                                PAMELA M. LOPKER
                                 KARL F. LOPKER
                  THE LOPKER LIVING TRUST DATED MARCH 23, 1993

                                       AND

                       RECOVERY EQUITY INVESTORS II, L.P.











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                  STOCK PURCHASE AGREEMENT dated as of December 23, 1999, among
RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership (the "Purchaser"), PAMELA M. LOPKER, KARL F. LOPKER, THE LOPKER LIVING TRUST DATED MARCH 23, 1993, a trust organized under the laws of California (the "Trust"); Pamela M. Lopker, Karl F. Lopker and the Trust being hereinafter collectively referred to as the "Selling Stockholders"), and QAD INC., a Delaware corporation (the "Company"; the Selling Stockholders and the Company being hereinafter collectively referred to as the "Seller Parties").

                  WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the number of shares of Common Stock set forth opposite the Company's name in Schedule I (the "Issued Shares");

                  WHEREAS, the Purchaser desires to purchase from the Trust, and the Trust desires to sell to the Purchaser, the number of shares of Common Stock set forth opposite the Trust's name in Schedule I (hereinafter collectively referred to as the "Selling Stockholders' Shares");

                  WHEREAS, Pamela M. Lopker and Karl F. Lopker are the sole beneficiaries and the sole trustees of the Trust;

                  WHEREAS, in connection with the closing of the purchase and sale of the Issued Shares hereunder, the Company desires to issue to the Purchaser, and the Purchaser desires to accept from the Company, the Warrant; and

                  WHEREAS, the capitalized terms used and not otherwise defined in the foregoing recitals have the respective meanings set forth in Section 1.1.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with that Person, (ii) any other Person that owns



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
or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by Contract or otherwise.

                  "Agreement" means this Stock Purchase Agreement and the Schedules and Exhibits hereto and the certificates delivered in connection herewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or California are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects, or Assets and Properties of the Company and the Subsidiaries, taken as a whole.

                  "Claim Notice" has the meaning ascribed to it in Section 10.2(a).

                  "Closing" means the closing of the transactions contemplated by Section 2.1.

                  "Closing Date" means the date on which the Closing actually occurs.

                  "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  "Company" has the meaning ascribed to it in the introductory paragraph hereto.

                  "Contract" means any agreement, lease, debenture, note, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment (whether written or oral).

                  "Dispute Notice" means any written notice by an Indemnifying Party pursuant to Section 10.2(c) of a dispute with respect to an Indemnity Notice specifying the nature of and basis for such a dispute.



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                  "Dispute Period" means the period ending 30 calendar days
following receipt by an Indemnifying Party of an Indemnity Notice.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Financial Statement Date" means October 31, 1999.

                  "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and all prior comparable periods.

                  "Holdback Agreement" means the Holdback Agreement, to be dated as of the Closing Date, between the Purchaser and the Selling Stockholders substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Governmental or Regulatory Authority" means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator or panel of arbitrators, any stock exchange or quotation service, and the NASD.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) as an account party in respect of letters of credit and similar instruments and (vi) in the nature of guarantees of any obligation described in clauses (i) through (v) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

                  "Indemnity Notice" has the meaning ascribed to it in Section 10.2(c).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.


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                  "Issued Securities" means, collectively, the Issued Shares and the Warrant.

                  "Issued Shares" has the meaning ascribed to it in the recitals hereto.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means any and all Indebtedness, liabilities and obligations, whether accrued, fixed, absolute, contingent, matured or unmatured, known or unknown or otherwise, including those arising under any Law, Order, Actions or Proceedings of any Governmental or Regulatory Authority and those arising under any Contract, license, arrangement, undertaking or otherwise.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing).

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts and other expenses associated with litigation or other proceedings or with any claim, default or assessment (such fees and expenses to include all fees and expenses, including the reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement or any Transaction Document against any party hereto or otherwise). As applied to the Purchaser, "Loss" shall also be deemed to include any diminution in the value of the Issued Securities or Selling Stockholders' Shares being acquired by the Purchaser hereunder (or any successor securities).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of, or other equity interests in, such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of, or other equity interests in, such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of, or other equity interests in, such Person, including any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.


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                  "Order" means any writ, judgment, decree, injunction or
similar order of any Governmental or Regulatory Authority (in each case whether preliminary or final).

                  "Person" or "person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association, Governmental or Regulatory Authority or other entity of any kind.

                  "Progress" means Progress Software Corporation, a Massachusetts corporation.

                  "Purchase Price" means (a) with respect to the Company, the dollar amount set forth opposite the Company's name in Schedule I, and (b) with respect to the Trust, the dollar amount set forth opposite the Trust's name in
Schedule I.

                  "Purchased Shares" means the Issued Shares and the Selling Stockholders' Shares.

                  "Purchaser" has the meaning ascribed to it in the introductory paragraph hereto.

                  "Resolution Period" means the period ending 30 calendar days following receipt by an Indemnified Party of a Dispute Notice.

                  "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date, between the Purchaser and the Company substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Document" has the meaning ascribed to it in Section 3.7.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Seller Parties" has the meaning ascribed to it in the introductory paragraph hereto.

                  "Selling Stockholders" has the meaning ascribed to it in the introductory paragraph hereto.

                  "Selling Stockholders' Shares" has the meaning ascribed to it in the recitals hereto.

                  "Stockholders' Agreement" means the Stockholders' Agreement, to be dated as of the Closing Date, among the Purchaser and the Seller Parties substantially in the form of Exhibit C,


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as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns or otherwise holds more than 50% of either the equity interests in, or the voting control of, such Person.

                  "Third Party Claim" has the meaning ascribed to it in Section 10.2(a).

                  "Third Party Software" means all computer software used by or on behalf of the Company or its Subsidiaries, as applicable, developed by a third party that was not developed by or on behalf of the Company or its Subsidiaries, as applicable (including source code, object code, comments, user interfaces, menus, buttons and icons and all files, data, manuals, design notes and other items and documentation related thereto), but excluding commercially available shrink-wrapped software.

                  "Transaction Documents" means the Holdback Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant and any support or other agreements to be entered into by the Purchaser and one or more of the other parties hereto in connection with the transactions contemplated by this Agreement.

                  "Trust" has the meaning ascribed to it in the introductory paragraph hereto.

                  "VCOC" has the meaning ascribed to it in Section 6.3.

                  "Warrant" means the Warrant, to be dated as of the Closing Date, to be issued from the Company to the Purchaser, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "Warrant Shares" means, as of any time of determination, the shares of Common Stock (or any successor securities) which are then issuable under the Warrant upon the exercise thereof in full.

                  "Year 2000 Compliant" means, with respect to any of the services, products, operations or businesses of the Company or its Subsidiaries as demonstrated through appropriate testing of the same, design and performance capabilities (including the ability of services and products distributed by the Company or its Subsidiaries to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing any abnormal endings) such that prior to, during, and after the calendar year 2000, none of the assets, services, products or operations of the Company or its Subsidiaries will malfunction, produce errors, cause or suffer premature cancellation or expiration of contractual rights, cause or suffer deletion of data or invalid or incorrect results, or abnormally cease to function or exhibit any other problems in



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
connection with (i) the year 2000 (and all subsequent years) as distinct from 1900s years, (ii) the date February 29, 2000, and all subsequent leap years,
(iii) the date September 9, 1999, or (iv) any other calendar date (such failures and other problems, the "Year 2000 Problem").

                  "Year 2000 Plan" has the meaning ascribed to it in Section
3.16.

                  "Year 2000 Problem" has the meaning ascribed to it in this
Section 1.1.

                  1.2 Certain Conventions. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article", "Section", "Schedule" and "Exhibit" refer to the specified Article or Section of, or the specified Schedule or Exhibit to, this Agreement, (v) the words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation", and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the respective meanings given to them under GAAP.


                                   ARTICLE II

                             SALE OF SHARES; CLOSING

                  2.1      Purchase and Sale.

                  (a) At the Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Issued Shares, free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to the Purchase Price with respect to the Company.

                  (b) At the Closing, on the terms and subject to the conditions of this Agreement, the Trust shall sell to the Purchaser, and the Purchaser shall purchase from the Trust, the Selling Stockholders' Shares, free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to the Purchase Price with respect to the Trust.

                  2.2 Closing. The Closing will take place at such location as the Purchaser and the Seller Parties mutually agree on the first Business Day as of which each of the conditions precedent set forth in Article VII and Article VIII shall have been satisfied or waived as provided therein, or on such other date as the Purchaser and the Seller Parties shall mutually agree. At the Closing, the Purchaser shall pay the Purchase Price with respect to the Company or the Trust (as applicable) by wire transfer of immediately available funds to the account specified by the Company or the Trust (as applicable) by written notice delivered to the Purchaser at least two Business Days



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before the Closing Date. Simultaneously, (a) the Company shall deliver to the
Purchaser (i) one or more stock certificates, registered in the name of the Purchaser, representing the Issued Shares and (ii) the Warrant, issued in the name of the Purchaser, and (b) the Trust shall deliver, or cause to be delivered, to the Purchaser one or more stock certificates representing the Selling Stockholders' Shares, together with all necessary instruments of transfer, all in form and substance reasonably satisfactory to the Purchaser. At the Closing, there shall also be delivered to the Seller Parties and the Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VII and VIII.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified, licensed or admitted to do business and in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed, admitted or in good standing which will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

                  3.2 Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the board of directors of the Company, which action is the only action necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery hereof by the Selling Stockholders and the Purchaser) constitutes, and upon the execution and delivery by the Company of each Transaction Document to which it is a party (assuming the due and valid authorization, execution and delivery thereof by the other parties thereto, if any) each such Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except, in each case, as the



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enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  3.3 Capital Stock. As of the date hereof and as of the Closing Date immediately before giving effect to the Closing, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof and as of the Closing Date, immediately before giving effect to the Closing, 30,223,361 shares of Common Stock are outstanding, all of which shares are duly authorized, fully paid and nonassessable and have been validly issued in compliance with all applicable federal and, to the knowledge of the Company, state securities laws. No shares of Common Stock are held as treasury stock. No other shares of capital stock of the Company have been issued or are outstanding. Except for the Warrant or as disclosed in Schedule 3.3(a) , there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Company, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of shares of capital stock or other equity interests in the Company. On the date hereof, the Company has delivered to the Purchaser, in writing, a true and complete description of the nature, holder, exercise price and other material terms of each outstanding Option of the Company, in each case as of the date hereof. On the Closing Date, the delivery to the Purchaser of the certificate or certificates representing the Issued Shares will vest in the Purchaser good and valid title to the Issued Shares, free and clear of all Liens, and the Issued Shares will have been duly authorized, validly issued, fully paid and nonassessable. On the Closing Date, the delivery to the Purchaser of the Warrant will vest in the Purchaser good and valid title to the Warrant, free and clear of all Liens. The Company and its board of directors and stockholders have taken all actions necessary to reserve the full number of shares of Common Stock issuable upon exercise of the Warrant. The shares of Common Stock issuable upon exercise of the Warrant, when issued upon any exercise thereof, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth herein or in Schedule 3.3(b), none of the execution, delivery or performance by the Company of this Agreement or the Transaction Documents to which it is a party, the issuance of the Issued Securities as contemplated hereby, the sale of the Selling Stockholders' Shares as contemplated hereby, the issuance of shares of Common Stock upon any exercise of the Warrant, the performance by the Company of its obligations under the Transaction Documents to which it is a party or the exercise by any holder of Issued Securities of the rights granted to such holder under the Transaction Documents to which the Company is a party, will give rise to or result in (with or without notice, lapse of time or both) any antidilution adjustment, acceleration of vesting or other change under or to any Option. Other than the Transaction Documents, the Company is not a party or subject to any agreement or understanding and, to the knowledge of the Company, there is no agreement or understanding between or among Persons which relates to the voting or giving of written consents or nominating directors, with respect to the Company, any of its Subsidiaries or any of its or their respective securities.

                  3.4 Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full



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corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed, admitted or in good standing which will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3.4(a), all of the outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by the Company or a Subsidiary that is wholly owned by the Company, free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary and no agreements, arrangements or understandings to issue Options with respect to any Subsidiary, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of capital stock of or other equity interests in any Company. Except for the capital stock of the Subsidiaries, or as disclosed in Schedule 3.4(b), neither the Company nor any Subsidiary holds any equity, partnership, limited liability company, joint venture or other interest in any Person.

                  3.5 No Conflicts. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties; or (c) except as set forth in
Schedule 3.5, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in any termination, cancellation, acceleration or modification of, or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new, additional or increased liability of the Company or any Subsidiary under, or (vii) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

                  3.6 Governmental Approvals and Filings. Except as set forth in
Schedule 3.6, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  3.7 SEC Documents; Financial Statements; Projections.

                  (a) Each report, schedule, form, statement and other document required to be filed by the Company with the SEC (each an "SEC Document", and collectively, the "SEC Documents") has been so filed. As of its filing date, each SEC Document, and any SEC Documents that will be filed prior to or after the Closing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the SEC Documents, except to the extent that information contained therein has been revised or superseded by an SEC Document subsequently filed with the SEC, contains or will contain any untrue statement of a material fact or omits, omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Documents comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and any other published rules and regulations of the SEC with respect to accounting requirements, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not have or reflect a material adverse effect on the Business or Condition of the Company).

                  (b) The Confidential Offering Memorandum submitted to the Purchaser and the Company's one-year projections delivered to the Purchaser and dated December 10, 1999 set forth (i) the Company's business plan and (ii) the most recently prepared five-year and one-year financial internal projections for the Company and its Subsidiaries. Such Memorandum and projections set forth the Company's present intentions regarding its business plan and financial strategies. The assumptions upon which such projections are based are, in the Company's opinion, reasonable, and to the best of the Company's knowledge, are mathematically correct based upon those assumptions.

                  3.8 Absence of Changes. Since the Financial Statement Date, except as set forth in Schedule 3.8 or as disclosed in the SEC Documents filed prior to the date hereof, there has not been any event or development which, individually or together with other such events, did have or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. None of the other representations or warranties in this Agreement shall be deemed to limit the foregoing.

                  3.9 Legal Proceedings. Except as set forth in Schedule 3.9, there are no Actions or Proceedings pending or, to the knowledge of the Company threatened overtly against, relating to or affecting any of the Company or any Subsidiary or any of their respective Assets and Properties, which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party, (ii) have been brought by end users of products or services provided by the Company or any Subsidiary in connection with the performance of such products or services, or
(iii) if determined adversely to the Company or such Subsidiary, could reasonably be expected to, individually or in the aggregate with other such Actions or Proceedings, have a material adverse effect on the Business or Condition of the Company.

                  3.10 Compliance with Laws; Anti-Takeover Plans.

                  (a) Neither the Company nor any Subsidiary is in violation of any Laws or any Orders of any Governmental or Regulatory Authority applicable to the Company or such Subsidiary, or by which it is bound, except for violations the existence of which would not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

                  (b) Except as expressly set forth in the Company's certificate of incorporation and by-laws (true and correct copies of which are incorporated by reference in the Company's Form 10- K for the fiscal year ended January 31, 1999, as filed with the SEC), there are no rights plans, "poison pill" plans, voting trusts or similar arrangements, "golden parachute" or similar plans or provisions, or other arrangements or Contracts relating to the Company or its capital stock that are intended to increase the cost or difficulty of effecting a change of control of the Company (collectively, "Anti-Takeover Plans"). Neither the Company nor its board of directors has any present intention of adopting any Anti-Takeover Plan. Notwithstanding the foregoing, the Company intends to enter into employee retention agreements with certain key executives.

                  3.11 Other Negotiations; Brokers. None of the Company, any Subsidiary or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party or (ii) has entered into any Contract or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Purchaser, any of its general or limited partners, or any officer, director, employee, partner, agent or Affiliate of the Purchaser or any such partner being subject to any claim for liability to said third party in connection with this Agreement or the Transaction Documents to which the Company is a party or the consummation of any of the transactions contemplated hereby or thereby. Except for Houlihan Lokey Howard & Zukin Capital, whose fees and expenses are being paid by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party on the basis of any act or statement made or alleged to have been made by the Company, any Subsidiary, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, or any such Affiliate.

                  3.12 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchaser set forth in Section 5.3 are true and correct in all material respects, the offer and sale of the Issued Shares made to the Purchaser pursuant to this Agreement and the issuance of the Warrant to the Purchaser pursuant to this Agreement are in each case exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on its behalf has, in connection with the offering of the Issued Shares or the issuance of the Warrant, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the (x) offering and sale of any Issued Shares pursuant to this Agreement or (y) the issuance of the Warrant pursuant to this Agreement, or that would violate applicable state securities or "blue sky" laws. Neither the Company nor any Person authorized to act on its behalf has made, directly or indirectly, any offer or sale of any Issued Securities or of securities of the same or a similar class as any Issued Securities that could cause any offer, sale or issuance of any Issued Securities contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                  3.13 No Undisclosed Liabilities. Except as reflected or reserved against in the Company's unaudited consolidated balance sheet as set forth in the Company's Quarterly Report, for the quarter ended October 31, 1999, filed with the SEC on Form 10-Q (or in the notes thereto) or as disclosed in
Schedule 3.13, there are no Liabilities of, relating to or affecting the Company or any of its Subsidiaries or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date in accordance with the provisions of this Agreement and which (a) in the aggregate, could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company and (b) to the knowledge of the Company or any Subsidiary, are not for tort or for breach of contract.

                  3.14 Affiliate Transactions. Except as disclosed in Schedule
3.14 and except as between Company and the Subsidiaries, (i) there are no Liabilities owed to the Company or any Subsidiary by any Selling Stockholder, any Affiliate of the Company or any Affiliate of any Selling Stockholder, (ii) there are no Liabilities owed by the Company or any Subsidiary to any Selling Stockholder, any Affiliate of the Company or any Affiliate of any Selling Stockholder, (iii) none of the Selling Stockholders nor any of their respective Affiliates, nor any other Affiliate of the Company, provides or causes to be provided any Assets and Properties, services or facilities to the Company or any Subsidiary, and (iv) neither the Company nor any Subsidiary provides, or causes to be provided, any Assets and Properties, services or facilities to any Selling Stockholder or any Affiliate thereof or to any other Affiliate of the Company.

                  3.15 Substantial Customers and Suppliers; Related Matters.

                  (a) Prior to the date hereof, the Company has delivered to the Purchaser a true and complete list of the ten (10) largest customers of the Company and its Subsidiaries, collectively, on the basis of revenues for goods sold or services provided for the twelve months ended October 31, 1999. Such customers, in the aggregate, accounted for less than 15% of the consolidated gross revenues of the Company and the Subsidiaries for such twelve-month period. To the knowledge of the Company or any Subsidiary, no such customer is threatened with bankruptcy or insolvency. To the knowledge of the Company or any Subsidiary, no customer of the Company or any Subsidiary, as of the date hereof, intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with the Company or any Subsidiary except where such discontinuation, alteration or diminution has not had, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Business or Condition of the Company. To the knowledge of the Company, there is no reason to believe that the Company's historical reserves with respect to sales allowances are inadequate to cover such allowances.

                  (b) Other than Progress, there is no material supplier of goods or services to the Company which the Company would be unable to replace on a timely basis with a comparable supplier on comparable terms. Progress has not ceased or materially reduced its provision of products and services to the Company or any of its Subsidiaries since the Financial Statement Date nor, to the knowledge of the Company or any Subsidiary, has threatened to cease or materially reduce such provision of products and services after the date hereof. To the knowledge of the Company or any Subsidiary, Progress is not threatened with bankruptcy or insolvency.

                  (c) The Company and it Subsidiaries enjoy normal commercial relationships with their selling partners and distributors taken as a whole.

                  (d) The Company has delivered to the Purchaser a current version of its sales prospect report, which sets forth an estimate of the weighted probability of sales by the Company or a Subsidiary to the extent that likely specific prospects have been identified. The Company believes that the assumptions upon which such report has been prepared are reasonable.

                  3.16 Year 2000. The Company and its Subsidiaries have (i) initiated a review and assessment of the business operations of Company and its Subsidiaries (including recommended products and services provided to customers and those areas affected by suppliers and vendors) that could reasonably be affected by the Year 2000 Problem, (ii) developed a comprehensive plan, as disclosed in the SEC Documents (the "Year 2000 Plan"), to address the Year 2000 Problem, and (iii) implemented and complied with (including dates by which steps and actions are to be taken and performed by) the Year 2000 Plan in accordance with the terms thereof. The Year 2000 Plan includes all appropriate, necessary and timely steps, actions and plans to make the Company and its Subsidiaries (including all recommended products and services provided to customers) Year 2000 Compliant in all material respects in accordance with the methods and the time frames set forth therein. As of the date hereof, there are no material issues or events that prevent the Company and its Subsidiaries from fully addressing the Year 2000 Problem consistent with the terms of the Year 2000 Plan. All Third Party Software and all hardware used by the Company or its Subsidiaries has been represented by the providers thereof to be Year 2000 Compliant for the intended uses and purposes of such Third Party Software and such hardware. Provided that the relevant customer uses a recommended version of the Company's or a Subsidiary's product and complies with the applicable software product description concerning date management functionality, each of the products furnished by the Company or a Subsidiary to any customer thereof (whether before or after the date hereof) will be Year 2000 Compliant in all material respects.

                  3.17 Holding Company Act and Investment Company Act Status. Neither the Company nor any Subsidiary is a "holding company" or a "public utility company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  3.18 NASD Matters. The Common Stock is listed on the NASDAQ National Market, and the listing agreement between the NASD and the Company with respect thereto is in full force and effect. The Purchased Shares will be approved for listing on the NASDAQ National Market upon the approval by the NASD of the Company's listing application for additional shares filed pursuant to the terms of Section 6.4.

                  3.19 Intellectual Property.

                  (a) To the knowledge of the Company, the Company and the Subsidiaries either own or have a valid and bending license to use each item of Intellectual Property that is material to the conduct of their business, taken as a whole.

                  (b) The Company has shipped a beta version of its eQ software to two customers, and each customer continues its participation in the beta tests.

                  3.20 Bank One Credit Facilities. Neither the Company nor any Subsidiary is or has received any notice that it is currently in violation or breach of or default under any covenant or other provision of any Contract relating to the Company's credit facilities with Banc One. The Company has no presently active request from Banc One with respect to the availability formula or total amount of such facilities.

                  3.21 Disclosure. No representation or warranty on the part of the Company contained in this Agreement, and no statement contained in any schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement, including pursuant to Article VII, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

                  The Selling Stockholders hereby jointly and severally represent and warrant to the Purchaser that the statements contained in this
Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  4.1 Power and Authority. The Trust has been duly formed and is validly existing under the laws of the State of California. Each Selling Stockholder has the requisite power and authority and legal capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Trust of this Agreement and the Transaction Documents to which it is a party, the performance by the Trust of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the trustees and beneficiaries of the Trust, which action is the only action necessary to authorize the execution, delivery and performance by the Trust of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by each Selling Stockholder and (assuming the due and valid authorization, execution and delivery hereof by the Company and the Purchaser) constitutes, and upon the execution and delivery by each Selling Stockholder of the Transaction Documents to which it is a party (assuming the due and valid authorization, execution and delivery thereof by the Company (of the Transaction Documents to which it is a party) and the Purchaser), each such Transaction Document will constitute, a legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  4.2 Ownership of the Selling Stockholders' Shares.

                  (a) The Trust owns, beneficially and of record and free and clear of all Liens, the Selling Stockholders' Shares. Other than the Transaction Documents to which he or she is a party, none of the Selling Stockholders is a party or subject to any agreement or understanding with respect to the Selling Stockholders' Shares and, to the knowledge of the Selling Stockholders, there is no agreement or understanding between or among any Persons which relates to the voting or giving of written consents or nominating directors with respect to the Company, any of its Subsidiaries or any of their respective securities.

                  (b) At the Closing, the delivery to the Purchaser of the certificate or certificates representing the Selling Stockholders' Shares will vest in the Purchaser good and valid title to the Selling Stockholders' Shares, free and clear of all Liens.

                  (c) As of the date hereof, the Trust owns, beneficially and of record, 18,181,706 shares of Common Stock. As of the Closing Date, after giving effect to the Closing, the Trust will own, beneficially and of record, 17,737,261 shares of Common Stock.

                  4.3 No Conflicts. The execution and delivery by each of the Selling Stockholders of this Agreement and the Transaction Documents to which it is a party, the performance by each of the Selling Stockholders of its respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (a) conflict with or result in a violation or breach of any of the terms, provisions or conditions of the constitutive documents of the Trust; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Selling Stockholders or any of their respective Assets and Properties; or (c) except as set forth in Schedule 4.3, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Selling Stockholders to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in any termination, cancellation, acceleration or modification of, or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new, additional or increased liability of any of the Selling Stockholders under, or (vii) result in the creation or imposition of any Lien upon the Selling Stockholders' Shares or any other assets of any Selling Stockholder under, any Contract to which any of the Selling Stockholders is a party or by which any of their respective Assets and Properties is bound.

                  4.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Selling Stockholder is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which any Selling Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

                  4.5 Other Negotiations; Brokers. None of the Selling Stockholders or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the Selling Stockholders or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party or (ii) has entered into any Contract or had any discussions with any third party regarding any transaction involving the Company, any Subsidiary or any of the Selling Stockholders which could result in the Purchaser, any of its general or limited partners, or any officer, director, employee, partner, agent or Affiliate of the Purchaser or any such partner being subject to any claim for liability to said third party in connection with this Agreement or the Transaction Documents to which any Selling Stockholder is a party or the consummation of any of the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party on the basis of any act or statement made or alleged to have been made by any of the Selling Stockholders, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the Selling Stockholders or any such Affiliate.

                  4.6 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchaser set forth in Section 5.3 are true and correct in all material respects, the offer and sale of the Selling Stockholders' Shares made to the Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act. None of the Selling Stockholders nor any Person authorized to act on behalf of any of them has, in connection with the offering of the Selling Stockholders' Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), or (ii) any other action that would require the registration under the Securities Act of the sale of any Selling Stockholders' Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. None of the Selling Stockholders nor any Person authorized to act on their behalf has made, directly or indirectly, any offer or sale of any Selling Stockholders' Shares or of securities of the same or a similar class as any Selling Stockholders' Shares that could cause any offer or sale of any Selling Stockholders' Shares contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

                  4.7 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, overtly threatened against, relating to or affecting the Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation by the Purchaser of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Purchaser is a party.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Seller Parties that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  5.1 Organization; Power and Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has the requisite partnership power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite partnership action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due and valid authorization, execution and delivery hereof by each of the Seller Parties) constitutes, and upon the execution and delivery by the Purchaser of the Transaction Documents to which it is a party (assuming the due and valid authorization, execution and delivery thereof by each of the Seller Parties that is a party thereto) each such Transaction Document will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except in each case as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  5.2 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of (a) the Purchaser's constitutive documents (and the purchase of the Purchased Shares is permitted under such constitutive documents) or (b) any Order of any Governmental or Regulatory Authority having jurisdiction over the Purchaser or any of its properties. Except for such filings as may be required by the Exchange Act, no consent, approval or action of, or filing or registration with, any Governmental or Regulatory Authority is required on the part of the Purchaser for its execution, delivery and performance of this Agreement.

                  5.3 Acquisition for Investment. The Purchased Shares and the Warrant will be acquired by the Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Shares or the Warrant in violation of the Securities Act, it being understood that the right to dispose of the Purchased Shares and the Warrant shall be entirely within the discretion of the Purchaser. The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Purchaser has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of its acquisition of the Purchased Shares and the Warrant pursuant to this Agreement and is able to bear the economic risk of such acquisition (including a complete loss of its investment). The Purchaser understands that the Purchased Shares and the Warrant being acquired by it hereunder have not been registered under the Securities Act or any state securities laws in reliance on exemptions from the registration requirements of the Securities Act and such state securities laws, which depend upon, among other things, the accuracy of the representations of the Purchaser set forth in this Section 5.3.

                  5.4 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by the Purchaser.


                                   ARTICLE VI

                         COVENANTS OF THE SELLER PARTIES

                  Each of the Seller Parties covenants and agrees with the Purchaser that, at all times from and after the date hereof and until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, such Seller Party will comply with all the covenants and provisions contained in this Article VI that are applicable to it, except to the extent that the Purchaser may otherwise consent in writing.

                  6.1 Regulatory and Other Approvals. Each of the Seller Parties shall, and the Company shall cause each of the Company's Subsidiaries to, (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities and other Persons required on its part to consummate the transactions contemplated by this Agreement and the Transaction Documents, and (b) provide such other information and communications to such Governmental or Regulatory Authority or other Persons as the Purchaser or any such Governmental or Regulatory Authority or other Person may reasonably request and (c) cooperate with the Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities and other Persons required on the part of the Purchaser to consummate the transactions contemplated by this Agreement and the Transaction Documents. Each of the Seller Parties shall provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice on its part (and, in the case of the Company, on a Subsidiary's part) referred to in clause (a) above is (or is caused to be) obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide the Purchaser with copies of any such communications that are in writing) with any Governmental or Regulatory Authority regarding any of the transactions contemplated by this Agreement or the Transaction Documents.

                  6.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Issued Shares for general corporate purposes.

                  6.3 Venture Capital Operating Company Status. Without limiting any other right contained herein, the Purchaser shall have the right to consult with and advise the management of the Company and to receive all materials provided to members of the board of directors of the

Company so long as may be required to enable the Purchaser to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor (a "VCOC"). In addition, in the event that (i) at any time there is no person designated by the Purchaser on the Company's board of directors, or (ii) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable the Purchaser to continue to qualify as a VCOC, then the Seller Parties and the Purchaser shall in good faith negotiate provisions to enable the Purchaser to exercise the minimum amount of such management rights necessary in order for the Purchaser to continue to qualify as a VCOC.

                  6.4 NASDAQ National Market. Prior to the Closing, the Seller Parties shall cause the Purchased Shares to be approved for listing, subject to notice of issuance, by the NASDAQ National Market.

                  6.5 Notice of Defaults. Each of the Seller Parties shall notify the Purchaser promptly in writing of, and contemporaneously shall provide the Purchaser with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance that causes or will cause any covenant or agreement of such Seller Party under this Agreement to be materially breached (if not qualified by materiality) or breached (if qualified by materiality) or that renders or shall render materially untrue (if not qualified by materiality) or untrue (if qualified by materiality) any representation or warranty of such Seller Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the Seller Parties also shall notify the Purchaser promptly in writing of any material violation or material breach (in each case, if not qualified by materiality) or any violation or breach (in each case, if qualified by materiality) of any representation, warranty, covenant or agreement made by such Seller Party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this
Section 6.5, and no representation made by the Purchaser contained in Section 5.3, shall have any effect on the representations, warranties, covenants and agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article IX.

                  6.6 Reservation of Shares. At all times that all or any portion of the Warrant is outstanding, the Company shall keep reserved the full number of shares of Common Stock (or any successor security) then issuable upon exercise in full of the Warrant.

                  6.7 Management Services; Management Fee.

                  (a) The Company hereby engages the Purchaser for the Term, upon the terms set forth in this Section 6.7, to provide consulting and management advisory services to the Company. These services will be in the field of financial and strategic corporate planning and such other management areas as the Purchaser and the Company shall mutually agree. In consideration of the compensation specified in this Section 6.7, the Purchaser accepts such engagement and agrees to perform the services specified herein, in each case upon the term set forth in this Section 6.7.

                  (b) The engagement of the Purchaser under this Section 6.7 shall be for a term (the "Term") commencing on the Closing Date and ending on the earlier of (i) the fifth anniversary of the Closing Date and (ii) the first date as of which the Purchaser ceases to own Subject Securities (as defined in the Stockholders' Agreement) representing (on a fully-diluted basis) at least 1% of the Purchaser's Original Ownership Level (as defined in the Stockholders' Agreement).

                  (c) The Purchaser shall devote such time and efforts to the performance of the consulting and management advisory services contemplated in this Section 6.6 as the Purchaser deems necessary or appropriate to the performance of such services. However, no precise number of hours is to be devoted by the Purchaser on a weekly, monthly or annual basis. The Purchaser may perform services under this Agreement directly, through its employees or agents or, with the approval of the Company, with such outside consultants as the Purchaser may engage for such purpose. The Company acknowledges that the Purchaser's services to it are not exclusive and that the Purchaser, its Affiliates and their respective partners, members, officers, directors, employees, representatives or agents will render similar services to other Persons.

                  (d) In consideration of the Purchaser's provision of management and advisory services to the Company pursuant to the Section 6.6, the Company shall pay the Purchaser an annual fee of $312,500, which shall be paid quarterly in arrears (and prorated on a daily basis in the case of any partial calender quarter) on the last day of each calendar quarter during the Term and on the last day of the Term; provided, however, that if on any quarterly (or other) payment date, the Purchaser owns Subject Securities (on a fully-diluted basis) constituting less than 50% of the Purchaser's Original Ownership Level, the fee payable on such date shall equal the product of (i) $312,500 (prorated for any fractions of a quarter) multiplied by (ii) the fraction of the Purchaser's Original Ownership Level represented by the Subject Securities (on a fully-diluted basis) then owned by the Purchaser.


                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

                  The obligations of the Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

                  7.1 Representations and Warranties. Each of the representations and warranties made by the Seller Parties in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  7.2 Performance. Each of the Seller Parties shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be performed or complied with by such Seller Party at or before the Closing.

                  7.3 Certificates. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by the President or any Vice President of the Company, substantially in the form and to the effect of Exhibit E-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of Exhibit E-2 hereto. The Selling Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, executed by each of the Selling Stockholders, substantially in the form and to the effect of Exhibit E-3 hereto.

                  7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  7.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Purchaser and the Seller Parties to perform their respective obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated by this Agreement and the Transaction Documents (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

                  7.6 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Purchaser and the Seller Parties of their respective obligations under this Agreement and the Transaction Documents or to the consummation of the transactions contemplated by this Agreement or the Transaction Documents, as are required under any Contract to which the Purchaser, the Seller Parties or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or the Transaction Documents to the Purchaser in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance reasonably satisfactory to the Purchaser in its sole discretion, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                  7.7 Opinion of Counsel. The Purchaser shall have received the opinions of Nida & Maloney LLP, counsel to the Seller Parties, dated the Closing Date, in substantially the form of Exhibit F.

                  7.8 Transaction Documents. The Warrant shall have been duly executed and issued to the Purchaser, and each of the other Transaction Documents shall have been duly executed and delivered by the respective parties thereto (other than the Purchaser) and shall be in full force and effect.

                  7.9 Closing Fee. In addition to the Warrant, the Purchaser shall have received from the Company, by wire transfer of immediately available funds to an account designated by the Purchaser, a closing fee in the amount of $300,000.

                  7.10 Delivery of Certificates. Duly executed stock certificates representing the Issued Shares, and stock certificates representing the Selling Stockholders' Shares, together with all necessary instruments of transfer, in form and substance reasonably satisfactory to the Purchaser, shall have been delivered to the Purchaser.

                  7.11 NASDAQ National Market. The Purchased Shares shall have been approved for listing, subject to notice of issuance, by the NASDAQ National Market.

                  7.12 Proceedings. All proceedings to be taken on the part of the Seller Parties in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, in its sole discretion, and its legal counsel, and the Purchaser shall have received copies of all such documents and other evidence as the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES

                  The obligations of the Seller Parties hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part (as to any Seller Party) by such Seller Party in its sole discretion):

                  8.1 Representations and Warranties. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  8.2 Performance. The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

                  8.3 Certificate. The Purchaser shall have delivered to the Seller Parties a certificate, dated the Closing Date and executed by a duly authorized representative of the Purchaser, substantially in the form and to the effect of Exhibit G attached hereto.

                  8.4 Orders and Laws. There shall not be in effect on the Closing Date any Orders or Laws that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  8.5 Transaction Documents. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto other than the Seller Parties, and shall be in full force and effect.


                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the affairs of any of Seller Parties or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, each of the Seller Parties and the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the others contained in this Agreement. The representations, warranties, covenants and agreements of each of the Seller Parties and the Purchaser contained in this Agreement will survive the Closing
(a) indefinitely with respect to the covenants and agreements contained herein and the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.11, 4.1, 4.2, 4.5, 5.1 and 5.4 and (b) until the third anniversary of the Closing Date with respect to all other representations and warranties, except that any representation or warranty that would otherwise terminate in accordance with clause (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X, but only with respect to matters described in such Claim Notice or Indemnity Notice.

                                    ARTICLE X

                                 INDEMNIFICATION

                           10.1     Indemnification.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify the Purchaser and its Affiliates, and each of their respective officers, directors, managers, partners, employees, agents, members, authorized representatives and stockholders (collectively, the "Purchaser Indemnified Parties", and each, a "Purchaser Indemnified Party"), in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of the Company contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, (iii) the assertion by any Person not a party to this Agreement of any claim against a Purchaser Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or any of the Transaction Documents to which the Company is a party (including any claim asserted in any actual or threatened Action or Proceeding with respect to any use made or proposed to be made of the proceeds from the issuance or sale of any Issued Shares), or (iv) violations of applicable securities laws by the Company in connection with the offering of any Issued Shares. Notwithstanding the immediately preceding sentence, (x) the Company shall not have any obligations hereunder to a Purchaser Indemnified Party in respect of clause
(iii) of this Section 10.1(a) to the extent that a Loss claimed by such Purchaser Indemnified Party thereunder is finally adjudicated by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of such Purchaser Indemnified Party and (y) the Company shall not have any obligations to a Purchaser Indemnified Party in respect of a claim for indemnification relating to this Section 10.1(a) unless and until the aggregate amount of the Purchaser Indemnified Parties' Losses in respect of all such claims then exceeds $105,000, after which the Purchaser shall be obligated for all such aggregate Losses of the Purchaser Indemnified Parties in respect of such claims only in excess of such amount. If and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

                  (b) Whether or not the transactions contemplated by this Agreement are consummated, the Selling Stockholders, jointly and severally, shall indemnify the Purchaser Indemnified Parties, in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of any Selling Stockholder contained in this Agreement,
(ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of any Selling Stockholder contained in this Agreement, (iii) the assertion by any Person not a party to this Agreement of any claim against a

Purchaser Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party (including any claim asserted in any actual or threatened Action or Proceeding with respect to any use made or proposed to be made of the proceeds from the sale of any Selling Stockholders' Shares) and (iv) violations of applicable securities laws by the Selling Stockholders in connection with the sale of any Selling Stockholders' Shares. Notwithstanding the immediately preceding sentence, (x) the Selling Stockholders shall not have any obligations hereunder to a Purchaser Indemnified Party in respect of clause (iii) of this Section 10.1(b) to the extent that a Loss claimed by such Purchaser Indemnified Party thereunder is finally adjudicated by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of such Purchaser Indemnified Party and (y) the Selling Stockholders shall not have any obligations to a Purchaser Indemnified Party in respect of a claim for indemnification relating to this
Section 10.1(b) unless and until the aggregate amount of the Purchaser Indemnified Parties' Losses in respect of all such claims exceeds $20,000, after which the Selling Stockholders shall be obligated for all such aggregate Losses of the Purchaser Indemnified Parties in respect of such claims only in excess of such amount. If and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Selling Stockholders shall jointly and severally make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

                  (c) The Purchaser shall indemnify the Company and the Selling Stockholders and their respective directors, officers, employees, trustees, beneficiaries, successors and assigns (collectively, the "Seller Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of the Purchaser contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement or (iii) violations of applicable securities laws by the Purchaser in connection with any resale of the Purchased Shares or the Warrant (other than in connection with a resale pursuant to the Registration Rights Agreement). Notwithstanding the immediately preceding sentence, the Purchaser shall not have any obligations to a Seller Indemnified Party in respect of a claim for indemnification relating to this Section 10.1(c) unless and until the aggregate amount of the Seller Indemnified Parties' Losses in respect of all such claims exceeds $125,000, after which the Purchaser shall be obligated for all such aggregate Losses of the Seller Indemnified Parties in respect of such claims in excess of such amount.

                  10.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 10.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a claim notice (a "Claim Notice") to the Indemnifying Party within 30 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Subject to the next succeeding sentence, should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any Loss suffered, including expenses of investigations; and if the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within 20 Business Days after the delivery to the Indemnifying Party of the related Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party in writing that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party. Any amounts reimbursed to any Indemnified Party hereunder with respect to a particular Third Party Claim shall be repaid to the Indemnifying Party in the event that it is finally adjudicated by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification by the Indemnifying Party with respect to such Third Party Claim.

                  (c) In the event any Indemnified Party shall have a claim under Section 10.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an indemnity notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.1 and, subject to the "basket" provisions of Section 10.1, the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                  (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities laws, by separate agreement (including under the Transaction Documents) or otherwise.


                                   ARTICLE XI

                            [INTENTIONALLY OMITTED.]


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  (a)      if to the Purchaser, to:

                           Recovery Equity Investors II, L.P.
                           901 Mariner's Island Boulevard
                           Suite 555
                           San Mateo, CA  94404
                           Facsimile No.:  (650) 578-9842

                           Attn:    Joseph J. Finn-Egan
                                    Jeffrey A. Lipkin

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Facsimile No.:  (212) 309-6273
                           Attn:  James A. Mercadante, Esq.

                  (b)      if to the Seller Parties, to:

                           QAD INC.
                           6450 Via Real
                           Carpinteria, CA  93013
                           Facsimile No.:  (856) 840-2698
                           Attn:  Roland B. Desilets, General Counsel

                           and to:

                           Karl F. Lopker
                           305 Woodley Road
                           Santa Barbara, CA  93108

                           and to:

                           Pamela M. Lopker
                           305 Woodley Road
                           Santa Barbara, CA  93108

                           with a copy to:

                           Nida & Maloney LLP
                           800 Anacapa Street
                           Santa Barbara, CA  93101-2212
                           Facsimile No.:  805-568-1955

All such notices, requests and other communications to any party hereto will (i) if delivered personally to such party at its address as provided in this Section 12.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to such party at its facsimile number as provided in this Section 12.1, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to such party at its address as provided in this Section 12.1, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to such party at its address as provided in this
Section 12.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  12.2 Entire Agreement. This Agreement and the Transaction Documents supersede all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  12.3 Fees and Expenses. Except as otherwise expressly provided herein or in any Transaction Document, each party hereto shall be responsible for the payment of all fees and expenses incurred by it in connection with this Agreement or any Transaction Document.

                  12.4 Public Announcements. At all times at or before the Closing, the Purchaser will not issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the Company, which consent shall not be unreasonably withheld. If the Purchaser is unable to obtain the approval of its public statement or release from the Company and such statement or release is, in the opinion of legal counsel to the Purchaser, required by Law in order to discharge the Purchaser's disclosure obligations, then the Purchaser may make or issue the legally required statement or release and promptly furnish the other parties hereto with a copy thereof. The Purchaser will also obtain the Company's prior approval of any press release to be issued by or on behalf of the Purchaser following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  12.5 Further Assurances. At any time and from time to time after the Closing, the Seller Parties shall execute and deliver to the Purchaser such other documents and instruments, provide such materials and information and take such other actions as the Purchaser may reasonably request more effectively to vest title in such Purchaser to the Purchased Shares and the Warrant and otherwise to cause the Seller Parties to fulfill their obligations under this Agreement and the Transaction Documents.

                  12.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition (and no such waiver shall in any event be binding on any other party hereto that is entitled to the benefits of such term or provision). No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  12.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  12.8 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article X.

                  12.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by any of the Seller Parties without the prior written consent of the Purchaser, and any attempt to do so will be void ab initio. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by the Purchaser without the prior written consent of the other parties hereto, and any attempt to do so will be void ab initio. Subject to the immediately preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any holder of Purchased Shares (or any successor securities) or the Warrant.

                  12.10 Headings; Construction. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  12.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  12.14 Limited Recourse. Notwithstanding anything in this Agreement, any Transaction Document or any other document, agreement or instrument contemplated hereby to the contrary, (a) the obligations of the Purchaser hereunder shall be without recourse to any Affiliate of the Purchaser or any stockholder, partner, member, officer, director, manager, employee or agent of the Purchaser or any such Affiliate, and shall be limited to the assets of the Purchaser and (b) the obligations of the Company hereunder shall be without recourse to any Affiliate of the Company or any stockholder, officer, director, employee or agent of the Company (in each case other than the Selling Stockholders), and shall be limited to the assets of the Company.

                  12.15 Consent to Jurisdiction and Service of Process. EACH OF THE SELLER PARTIES AND THE PURCHASER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH OF THE SELLER PARTIES AND THE PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. EACH OF THE SELLER PARTIES AND THE PURCHASER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.






                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer or other representative of each party hereto as of the date first above written.

                               QAD INC.


                               By:
                                    Name:
                                    Title:




                               PAMELA M. LOPKER




                               KARL F. LOPKER


                               RECOVERY EQUITY INVESTORS II, L.P.

                               By:  RECOVERY EQUITY PARTNERS, II, L.P.,
                                           its General Partner


                               By:
                                     Name:  Joseph J. Finn-Egan
                                     Title: General Partner


                               By:
                                     Name:  Jeffrey A. Lipkin
                                     Title: General Partner



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                             THE LOPKER LIVING TRUST
                              DATED MARCH 23, 1993


                             By:
                                 -------------------------------------
                                 Karl F. Lopker, in his capacity as
                                 trustee of such trust and not in his
                                 individual capacity





                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I

         DEFINITIONS.............................................................................................. 1
         1.1       Definitions.................................................................................... 1
         1.2       Certain Conventions............................................................................ 7

ARTICLE II

         SALE OF SHARES; CLOSING.................................................................................. 7
         2.1      Purchase and Sale............................................................................... 7
         2.2      Closing......................................................................................... 7

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................ 8
         3.1      Organization of  the Company.................................................................... 8
         3.2      Power and Authority............................................................................. 8
         3.3      Capital Stock................................................................................... 9
         3.4      Subsidiaries.................................................................................... 9
         3.5      No Conflicts...................................................................................  10
         3.6      Governmental Approvals and Filings.............................................................  10
         3.7      SEC Documents; Financial Statements; Projections...............................................  11
         3.8      Absence of Changes.............................................................................  11
         3.9      Legal Proceedings..............................................................................  11
         3.10     Compliance with Laws; Anti-Takeover Plans......................................................  12
         3.11     Other Negotiations; Brokers....................................................................  12
         3.12     Exemption from Registration; Restrictions on Offer and Sale of Same or Similar
                  Securities.....................................................................................  13
         3.13     No Undisclosed Liabilities.....................................................................  13
         3.14     Affiliate Transactions.........................................................................  13
         3.15     Substantial Customers and Suppliers; Related Matters...........................................  14
         3.16     Year 2000.  ...................................................................................  14
         3.17     Holding Company Act and Investment Company Act Status..........................................  15
         3.18     NASD Matters...................................................................................  15
         3.19     Intellectual Property..........................................................................  15
         3.20     Bank One Credit Facilities.....................................................................  15
         3.21     Disclosure.....................................................................................  15

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE SELLING
         STOCKHOLDERS............................................................................................  16
         4.1      Power and Authority............................................................................  16
         4.2      Ownership of the Selling Stockholders' Shares..................................................  16
         4.3      No Conflicts...................................................................................  17
         4.4      Governmental Approvals and Filings.............................................................  17
         4.5      Other Negotiations; Brokers....................................................................  17
         4.6      Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities..........................................................................  18
         4.7      Legal Proceedings..............................................................................  18

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................  19
         5.1      Organization; Power and Authority..............................................................  19
         5.2      No Conflicts...................................................................................  19
         5.3      Acquisition for Investment.....................................................................  19
         5.4      Brokers........................................................................................  20

ARTICLE VI

         COVENANTS OF THE SELLER PARTIES.........................................................................  20
         6.1      Regulatory and Other Approvals.................................................................  20
         6.2      Use of Proceeds................................................................................  21
         6.3      Venture Capital Operating Company Status.......................................................  21
         6.5      Notice of Defaults.............................................................................  21
         6.6      Reservation of Shares..........................................................................  22
         6.7      Management Services; Management Fee............................................................  22

ARTICLE VII

         CONDITIONS TO OBLIGATIONS OF THE PURCHASER..............................................................  23
         7.1      Representations and Warranties.................................................................  23
         7.2      Performance....................................................................................  23
         7.3      Certificates...................................................................................  23
         7.4      Orders and Laws................................................................................  23
         7.5      Regulatory Consents and Approvals..............................................................  23
         7.6      Third Party Consents...........................................................................  23
         7.7      Opinion of Counsel.............................................................................  24
         7.8      Transaction Documents..........................................................................  24
         7.9      Closing Fee....................................................................................  24
         7.10     Delivery of Certificates.......................................................................  24

         7.11     NASDAQ National Market.........................................................................  24
         7.12     Proceedings....................................................................................  24

ARTICLE VIII

         CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES.........................................................  25
         8.1      Representations and Warranties.................................................................  25
         8.2      Performance....................................................................................  25
         8.3      Certificate....................................................................................  25
         8.4      Orders and Laws................................................................................  25
         8.5      Transaction Documents..........................................................................  25

ARTICLE IX

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS................................................................................  25

ARTICLE X

         INDEMNIFICATION.........................................................................................  26
         10.1     Indemnification................................................................................  26
         10.2     Method of Asserting Claims.....................................................................  28

ARTICLE  XI

         [INTENTIONALLY OMITTED.]................................................................................  29

ARTICLE XII

         MISCELLANEOUS...........................................................................................  30
         12.1     Notices........................................................................................  30
         12.2     Entire Agreement...............................................................................  31
         12.3     Fees and Expenses..............................................................................  31
         12.4     Public Announcements...........................................................................  31
         12.5     Further Assurances.............................................................................  32
         12.6     Waiver.........................................................................................  32
         12.7     Amendment......................................................................................  32
         12.8     Third Party Beneficiaries......................................................................  32
         12.9     No Assignment; Binding Effect..................................................................  32
         12.10    Headings; Construction.........................................................................  32
         12.11    Invalid Provisions.............................................................................  33
         12.12    Governing Law..................................................................................  33
         12.13    Counterparts...................................................................................  33
         12.14    Limited Recourse...............................................................................  33

         12.15    Consent to Jurisdiction and Service of Process.................................................  33


EXHIBITS
Exhibit A           --     Form of Holdback Agreement
Exhibit B           --     Form of Registration Rights Agreement
Exhibit C           --     Form of Stockholders' Agreement
Exhibit D           --     Form of Warrants
Exhibit E-1         --     Form of Company Officer's Certificate
Exhibit E-2         --     Form of Company Secretary's Certificate
Exhibit E-3         --     Form of Selling Stockholders' Certificate
Exhibit F           --     Form of Opinion of Nida & Maloney LLP
Exhibit G           --     Form of Purchaser's Closing Certificate

SCHEDULES

Schedule I          --     Purchased Shares; Purchase Price; Address for Notices
Schedule 3.3(a)     --     Outstanding Options
Schedule 3.3(b)     --     Antidilution Adjustments, etc.
Schedule 3.4(a)     --     Majority Owned Subsidiaries
Schedule 3.4(b)     --     Other Equity Interests
Schedule 3.5        --     No Conflicts - the Company
Schedule 3.6        --     Governmental Approvals and Filings
Schedule 3.8        --     Absence of Changes
Schedule 3.9        --     Legal Proceedings
Schedule 3.13       --     No Undisclosed Liabilities
Schedule 3.14       --     Affiliate Transactions
Schedule 4.3        --     No Conflicts - Selling Stockholders

                                           EXHIBIT A TO STOCK PURCHASE AGREEMENT

      HOLDBACK AGREEMENT ("Agreement"), dated as of December 23, 1999, between Pamela M. Lopker, Karl F. Lopker, The Lopker Living Trust dated March 23, 1993 (the "Lopker Trust") and Recovery Equity Investors II, L.P., a Delaware limited partnership ("REI").

      WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of December 23, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among QAD Inc., a Delaware corporation (the "Company"), REI, Pamela M. Lopker, Karl F. Lopker and the Lopker Trust, REI is purchasing 2,333,333 shares of common stock of the Company, par value $.001 per share (the "Common Stock") from the Company and 444,445 shares of Common Stock from the Lopker Trust;

      WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company and REI are, contemporaneously with this Agreement, entering into that certain Registration Rights Agreement, dated as of December 23, 1999 (the "Registration Rights Agreement");

      WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company, REI, Pamela M. Lopker, Karl F. Lopker and the Lopker Trust are, contemporaneously with this Agreement, entering into that certain Stockholders' Agreement, dated as of December 23, 1999 (the "Stockholders' Agreement"); and

      WHEREAS, the Purchase Agreement provides, among other things, that the execution and delivery of an agreement in substantially the form hereof by Pamela M. Lopker, Karl F. Lopker, the Lopker Trust and REI is a condition to the consummation of the other transactions contemplated by the Purchase Agreement.

      NOW THEREFORE, in connection with the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               HOLDBACK PROVISIONS

      1.1 Holdback Obligations. Unless the managing underwriter of the relevant underwritten Demand Registration (as defined in the Registration Rights Agreement) or an underwritten Piggyback Registration (as defined in the Registration Rights Agreement) otherwise agrees, each of Pamela M. Lopker, Karl
F. Lopker and the Lopker Trust shall not, and shall not permit any of the other Lopker Stockholders (as defined in the Stockholders' Agreement) to, effect any public sale or distribution of equity securities issued by the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the 14 days prior to, or during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which the holders of Registrable Securities (as defined in the Registration Rights Agreement) are selling stockholders

(except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms).

                                   ARTICLE II
                               GENERAL PROVISIONS

      2.1 Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered in person or by facsimile transmission or mailed by certified mail, postage prepaid, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

      (a)   if to REI, to:

            Recovery Equity Investors II, L.P.
            901 Mariner's Island Boulevard, Suite 465
            San Mateo, CA 94404
            Facsimile No.: 650-578-9842
            Attn: Joseph J. Finn-Egan
                  Jeffrey A. Lipkin

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, NY 10178
            Facsimile No.: 212-309-6273
            Attn: James A. Mercadante, Esq.

      (b) if to Lopker Stockholders, to:

            Lopker Living Trust dated
            March 23, 1999
            305 Woodley Road
            Santa Barbara, CA 93108
            Attn.:Pamela M. or Karl F. Lopker

            Pamela M. Lopker
            305 Woodley Road
            Santa Barbara, CA 93108

            Karl F. Lopker
            305 Woodley Road
            Santa Barbara, CA 93108

            with a copy to:

            Nida & Maloney LLP
            800 Anacapa Street
            Santa Barbara, CA 93101-2212
            Facsimile No.:  805-568-1955

      2.1 Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

      2.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

      2.3 Captions. Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

      2.4 Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

      2.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the Sate of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      2.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will construe one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                       RECOVERY EQUITY INVESTORS II, L.P.

                              By:   RECOVERY EQUITY PARTNERS II, L.P.,
                                    its General Partner

                                    By:
                                        --------------------------------
                                          Joseph J. Finn-Egan
                                          General Partner

                                    By:
                                        --------------------------------
                                          Jeffrey A. Lipkin
                                          General Partner


                              -----------------------------------------
                                    PAMELA M. LOPKER


                              -----------------------------------------
                                    KARL F. LOPKER


                              THE LOPKER LIVING TRUST
                              DATED MARCH 23, 1993


                        By:
                            ---------------------------------------
                              Karl F. Lopker, in his capacity as
                              trustee of such trust and not in his
                              individual capacity



                     [SIGNATURE PAGE TO HOLDBACK AGREEMENT]

                                           EXHIBIT B TO STOCK PURCHASE AGREEMENT

            REGISTRATION RIGHTS AGREEMENT dated as of December 23, 1999, between QAD INC., a Delaware corporation (the "Company") and RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership (together with its permitted successors, transferees and assigns hereunder, "REI"). Capitalized terms are used as defined in Article X hereto.

                                    RECITALS

            WHEREAS, pursuant to that certain Stock Purchase Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Stock Purchase Agreement") dated as of December 23, 1999, among REI, the Company, Pamela M. Lopker, Karl F. Lopker and The Lopker Living Trust dated March 23, 1993, REI is acquiring an aggregate of 2,777,778 shares of Common Stock of the Company for an aggregate purchase price equal to $12,500,000;

            WHEREAS, pursuant to the Stock Purchase Agreement, the Company is issuing to REI a warrant exercisable for an aggregate of 225,000 shares of Common Stock (as such amount may be adjusted from time to time pursuant to the anti-dilution provisions of such warrant);

            WHEREAS, each of REI and the Company desires to enter into this Agreement to provide for registration rights with respect to the Common Stock, including shares issuable upon exercise of the aforementioned warrant;

            WHEREAS, the Purchase Agreement provides, among other things, that the execution and delivery of an agreement in substantially the form hereof is a condition to the consummation of the other transactions contemplated by the Stock Purchase Agreement.

            NOW THEREFORE, in connection with the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                              DEMAND REGISTRATIONS

            1.1 REQUESTS FOR REGISTRATION. (a) Subject to Sections 1.2 and 1.7, at any time after the date hereof, any or all of the Required REI Stockholders may request in writing registration under the Securities Act of all or part of their Registrable Securities (i) on Form S-1 or Form S-2 or any similar or successor long-form registration statement (any such registration, a "Long-Form Registration") or (ii) on Form S-3 or any similar or successor short-form registration statement (any such registration, a "Short-Form Registration") if the Company qualifies to use such short form. Within 10 days after its receipt of any such request, the Company will give written notice of such request to all other Participating Stockholders. Thereafter, the Company will use all reasonable efforts to effect the registration under the Securities Act on the form requested by the Requesting Investors, and to include in such registration, (i) all Registrable Securities which the Requesting Investors have so requested to be included therein, and (ii) all other Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Participating Stockholders within 30 days after their receipt of the Company's notice, subject in each case to the provisions of Section 1.4. Each Long-Form Registration or Short-Form Registration requested in accordance with this Section 1.1 is referred to herein as a "Demand Registration."

            (b) The Requesting Investors which request a Demand Registration pursuant to this Section 1.1 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing written notice to the Company; provided, however, that notwithstanding such revocation, such Demand Registration shall be deemed a request for purposes of Section 1.2 unless, after consultation with the Company and any proposed underwriter, the Requesting Investors in good faith determine that more than 25% of the amount of Registrable Securities which they have requested to be registered (before giving effect to any cutback pursuant to Section 1.4) would not be sold pursuant to such Demand Registration within a reasonable amount of time or at a price reasonably acceptable to such Requesting Investors.

            (c) Any request for a Demand Registration pursuant to Section 1.1 shall specify the number of Registrable Securities proposed to be sold by the Requesting Investors and the intended method of disposition thereof.

            1.2 DEMAND REGISTRATIONS. The Required REI Stockholders will be entitled to request pursuant to Section 1.1 two Demand Registrations. The Company will pay all Registration Expenses in connection with any such Demand Registration. All Demand Registrations (unless otherwise requested by the Requisite Registration Participants) shall be underwritten registrations.

            1.3 EFFECTIVE REGISTRATION STATEMENT. No Demand Registration shall be deemed to have been requested or effected for purposes of Section 1.1(a) or 1.2:

                  (i) unless a registration statement with respect thereto has been declared effective by the Commission (other than in connection with a revocation notice delivered pursuant to Section 1.1(b)) and the Company has complied in all material respects with all obligations required to be performed by it on or prior to the date of such declaration in connection with such Demand Registration;

                  (ii) if after such registration statement has become
            effective, any stop order, injunction or other order or requirement of the Commission or any other Governmental or Regulatory Authority affecting any of the Registrable Securities covered by such registration statement, is for any reason threatened in writing or issued by the Commission or such other Governmental or Regulatory Authority and, as a result thereof, none of the Registrable Securities covered thereby have been sold;

                  (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied by reason of a failure by or inability of the Company to satisfy any of such conditions to closing;

                  (iv) if the Company declines to effect such Demand
            Registration pursuant to Section 1.7(a) or delivers a Black-Out Notice with respect to such Demand Registration;

                  (v) if the Requesting Investors have made the determination contemplated by the proviso to Section 1.1(b) with respect to such Demand Registration and have notified the Company of such determination in accordance with Section 1.1(b);

                  (vi) if the Requesting Investors are not able to register and sell at least 75% of the amount of Registrable Securities which they requested (before giving effect to any cutback effected pursuant to Section 1.4) to be included in such registration; or

                  (vii) if the registration statement with respect to such
            Demand Registration does not remain effective for a period of at least 180 days beyond the effective date thereof or, in the case of any Demand Registration that constitutes an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the holders of the Registrable Securities included in such Demand Registration, in each case unless all of the Registrable Securities included in such Demand Registration have been sold to the public prior thereto in accordance with the plan of distribution specified in such registration statement.

            If a Demand Registration requested pursuant to this Article I is deemed not to have been requested or effected as provided in this Section 1.3, then the Company shall continue to be obligated to effect the number of Demand Registrations set forth in Section 1.2 without giving effect to such requested Demand Registration and will pay all Registration Expenses in connection with such Demand Registration.

            1.4 PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities of the Participating Stockholders without the written consent of the Requisite Registration Participants. If the Requesting Investors and other holders of Registrable Securities request Registrable Securities to be included in a Demand Registration which is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range acceptable to the Requisite Requesting Investors, the Company will include any securities to be sold in such Demand Registration in the following order: (i) first, the Registrable Securities requested to be included in such registration by the Requesting Investors in accordance with Section 1.1(a); (ii) second, the Registrable Securities requested to be included in such registration by other Participating Stockholders in accordance with Section 1.1(a); (iii) third, the securities which the Company proposes to sell; and (iv) fourth, any securities other than Registrable Securities to be sold by persons other than the Company included in such registration in compliance with Section 1.6.

            1.5 SELECTION OF UNDERWRITERS. The Requisite Registration Participants with respect to any Demand Registration will have the right to select the underwriters and the managing underwriter to administer such Demand Registration (which underwriters and managing underwriters shall be reasonably acceptable to the Company).

            1.6 OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, without the written consent of the Participating Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (on a Fully-Diluted Basis) then held by all Participating Stockholders, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, other than piggyback registration rights entitling the holder thereof to participate in Company-initiated registrations, subject to the prior rights of Participating Stockholders to include their Registrable Securities in Company-initiated registrations in accordance with Section 2.3; provided, however, that this Section 1.6 shall not apply to any grant of registration rights that is made by the Company after the Participating Stockholders cease to hold shares of Common Stock and Equity Equivalents representing (on a Fully-Diluted Basis) at least 50% of REI's Original Ownership Level.

            1.7 BLACK-OUT RIGHTS AND POSTPONEMENT. (a) The Company shall not be required to effect a Demand Registration if the Company, within the 120-day period preceding the date of a request for a Demand Registration, has effected a registration of securities in which the Participating Stockholders were able to register and sell at least 75% of the amount of Registrable Securities which they requested (before giving effect to any cutback effected pursuant to Section 1.4, 2.3 or 2.4) to be included in such registration pursuant to Demand Registration rights under
Article I or Piggyback Registration rights under Article II.

            (b) The Company may, upon written notice (a "Black-Out Notice") to the Requesting Investors requesting a Demand Registration, require such Requesting Investors to withdraw such Demand Registration upon the good faith determination by the Company that such postponement is necessary (i) to avoid disclosure of material non-public information or (ii) as a result of a pending material financing or acquisition transaction, and in each case, each of the REI Stockholders may not request another Demand Registration for a period of up to 120 days, as specified by the Company in such Black-Out Notice. The Company may only give a Black-Out Notice where the giving of such notice has been specifically approved by the Board of Directors of the Company. Upon receipt of a Black-Out Notice, the related Demand Registration shall be deemed to be rescinded and retracted and shall not be counted as a Demand Registration for any purpose hereunder. The Company may not deliver more than three Black-Out Notices in any 12-month period; provided, however, that the aggregate number of days covered by Black-Out Notices in any 12-month period shall not under any circumstances exceed 120.


                                   ARTICLE II
                             PIGGYBACK REGISTRATIONS

            2.1 RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration and other than on Forms S-4 or S-8 or any successor forms), whether for the Company's own account or for the account of any other Person, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within 10 days after its receipt of notice of any exercise of other demand registration rights) to all Participating Stockholders of its intention to effect such a registration. Such notice shall offer each Participating Stockholder the opportunity to register, on the same terms and conditions, such number of such Participating Stockholder's Registrable Securities as such Participating Stockholder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by Participating Stockholders within 30 days after their receipt of the Company's notice, subject to the provisions of Sections 2.3 and 2.4. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof.

            2.2 PIGGYBACK EXPENSES. The Registration Expenses of the Participating Stockholders will be paid by the Company in all Piggyback Registrations.

            2.3 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration is such that the success of the Company's offering will be materially and adversely affected, then the Company will include any securities to be sold in such Piggyback Registration in the following order: (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1, provided that if the managing underwriter in good faith determines that a lower number of Registrable Securities of the Participating Stockholders should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Participating Stockholders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each Participating Stockholder; and (iii) third, if all Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1 are included in such registration, any other securities requested to be included in such registration in compliance with Section 1.6.

            2.4 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration is such that the success of such holders' offering would be materially and adversely affected, then the Company will include any securities to be sold in such Piggyback Registration in the following order: (i) first, the securities which such holders propose to sell in compliance with Section 1.6;
(ii) second, the Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1, provided that if the managing underwriter determines in good faith that a lower number of Registrable Securities of the Participating Stockholders should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Participating Stockholders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each; and (iii) third, any other securities proposed to be included in such registration in compliance with Section 1.6.

                                   ARTICLE III
                               HOLDBACK AGREEMENTS

            3.1 HOLDER'S HOLDBACK OBLIGATIONS. Each Participating Stockholder agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible, exchangeable or exercisable for or into Registrable Securities during the seven days prior to, and the 180-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which such Participating Stockholder had an opportunity to participate without cutback under Article II hereof (in each case except as part of such underwritten registration), unless the managing underwriter of such underwritten registration otherwise agrees.

            3.2 COMPANY'S HOLDBACK OBLIGATIONS. Unless the managing underwriter of the relevant underwritten Demand Registration or an underwritten Piggyback Registration otherwise agrees, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor forms), and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a Fully-Diluted Basis) of its equity securities to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for into such equity securities during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration, if otherwise permitted).


                                   ARTICLE IV
                             REGISTRATION PROCEDURES

            Whenever Participating Stockholders have requested that any Registrable Securities be registered in accordance with Article I or II, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as reasonably expeditiously as possible (or, in the case of clause (p) below, will not):

            (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities (such registration statement to include all information which the Participating Stockholders holding the Registrable

Securities to be registered thereby shall reasonably request) and use all reasonable efforts to cause such registration statement to become effective, provided, that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requisite Registration Participants copies of all such documents proposed to be filed, and the Company shall not file any such document to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, and (ii) notify each Participating Stockholder holding Registrable Securities covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered;

            (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending on the first date as of which all Registrable Securities of the Participating Stockholders covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each Participating Stockholder holding Registrable Securities covered by such registration statement, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such Participating Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities covered thereby that are held by such Participating Stockholder;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Stockholder holding any such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Stockholder to consummate the disposition in such jurisdictions of any such Registrable Securities held by such Participating Stockholder; provided, however, that the

Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (e) furnish to each Participating Stockholder holding Registrable Securities covered by such registration statement a signed copy, addressed to such Participating Stockholder (and the underwriters, if any), of an opinion of counsel for the Company or special counsel to such Participating Stockholder dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Requisite Registration Participants, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the Requisite Registration Participants (or the underwriters, if any) may reasonably request;

            (f) notify each Participating Stockholder holding Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such Participating Stockholder, (i) the Company will prepare and furnish such Participating Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (ii) the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to such Participating Stockholder to the date when the Company made available to such Participating Stockholder an appropriately amended or supplemented prospectus;

            (g) cause all Registrable Securities of the Participating Stockholders covered by such registration statement to be listed on each securities exchange and quotation system on which similar securities issued by the Company are then listed and to enter into such customary agreements as may be required in furtherance thereof, including listing applications and indemnification agreements in customary form;

            (h) provide a transfer agent and registrar for the Registrable Securities of the Participating Stockholders covered by such registration statement not later than the effective date of such registration statement;

            (i) enter into such customary arrangements and take all such other actions as the Requisite Registration Participants or the underwriters, if any, for the offering of the Registered Securities covered by such registration statement reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (j) make available for inspection by any Participating Stockholder holding Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such Participating Stockholder or underwriter, all pertinent financial and other records, corporate documents and properties of the Company and all correspondence between the Commission and the Company or its counsel or auditors and all memoranda relating to discussions with the Commission or its staff in connection with such registration statement, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Participating Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement;

            (k) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Securities of the Participating Stockholders covered by such registration statement to be registered with or approved by such Governmental or Regulatory Authorities or self-regulatory organizations as may be necessary to enable such Participating Stockholders to consummate the disposition of such Registrable Securities;

            (l) use all reasonable efforts to obtain a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to the Company, to each Participating Stockholder holding Registrable Securities covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the Requisite Registration Participants (or the underwriters, if any) may reasonably request;

            (m) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

            (n) permit any Participating Stockholder holding Registrable Securities covered by such registration statement, which Participating Stockholder, in its sole judgment exercised in good faith, might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such Participating Stockholder should be included and which is reasonably acceptable to the Company;

            (o) promptly notify the Participating Stockholders holding the Registrable Securities covered by such registration statement of the issuance by any state securities commission or other Governmental or Regulatory Authority of any order suspending the qualification or exemption from qualification of any such Registrable Securities under any state securities or "blue sky" law, and use every reasonable effort to obtain the lifting at the earliest possible time of any stop order (whether issued by the Commission or otherwise) suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

            (p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), (i) of which each Participating Stockholder holding Registrable Securities covered by such registration statement or the managing underwriter, if any, shall not have previously been advised and furnished a copy or (ii) to which the Requisite Registration Participants, the managing underwriter (if any) or counsel for the Requisite Registration Participants or any such managing underwriter shall reasonably object;

            (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to the Participating Stockholders holding Registrable Securities covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type;

            (r) during the period when the prospectus included in such registration statement is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

            (s) if such registration statement refers to any Participating Stockholder holding Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company, then (whether or not, in the sole judgment, exercised in good faith, of such Participating Stockholder, such Participating Stockholder is or might be deemed to be a controlling person of the Company), (i) at the request of such Participating Stockholder, insert therein language, in form and substance reasonably satisfactory to such Participating Stockholder, the Company and the managing underwriter (if any), to the effect that the holding by such Participating Stockholder of such securities is not to be construed as a recommendation by such Participating Stockholder of the investment quality of the Company's Registrable Securities or the Company's other securities covered thereby and that such holding does not imply that such Participating Stockholder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Participating Stockholder by name or otherwise is not required by the Securities Act, any similar Federal or state statute, or any rule or regulation of any Governmental or Regulatory Authority having jurisdiction over the offering, then in force, the Company shall be required at the request of such Participating Stockholder to delete the reference to such Participating Stockholder.


                                    ARTICLE V
                              REGISTRATION EXPENSES

            5.1 FEES AND EXPENSES GENERALLY. Subject to the next succeeding sentence, all expenses incident to the Company's performance of or compliance with this Agreement, including internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual or special audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges or quotation systems pursuant to clause (g) of Article IV, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting fees, discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Notwithstanding anything in this Agreement to the contrary, each Participating Stockholder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

            5.2 COUNSEL FEES. In connection with each Demand Registration, the Company will reimburse the Participating Stockholders for the reasonable fees and disbursements of one counsel selected by the Requisite Registration Participants.

                                   ARTICLE VI
                             UNDERWRITTEN OFFERINGS

            6.1 DEMAND UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be consistent with the terms hereof, to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements, and to be otherwise reasonably satisfactory in form and substance to the Requisite Registration Participants, the Company and the underwriters. The Participating Stockholders holding the Registrable Securities to be distributed by such underwriters will cooperate in good faith with the Company in the negotiation of the underwriting agreement. The Participating Stockholders holding the Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at the option of the Requisite Registration Participants, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Stockholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Participating Stockholders. The Company shall cooperate as reasonably requested by any such Participating Stockholder in order to limit (a) any representations or warranties to, or agreements with, the Company or the underwriters to be made by such Participating Stockholder only to representations, warranties or agreements regarding such Participating Stockholder, such Participating Stockholder's Registrable Securities and such Participating Stockholder's intended method of distribution and any other representation required by applicable law and (b) such Participating Stockholder's maximum liability in respect of its indemnification and contribution obligations under such underwriting agreement to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities pursuant to such Demand Registration.

            6.2 INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Article II and such equity securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Stockholder as provided in Article II, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Stockholder, subject to the limitations set forth in Article II, among the securities to be distributed by such underwriters. The Participating Stockholders holding Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters (provided that such underwriting agreement is consistent with the terms hereof), and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Stockholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Participating Stockholders. The Company shall cooperate as reasonably requested by any such Participating Stockholder in order to limit (a) any representations or warranties to, or agreements with, the Company or the underwriters to be made by such Participating Stockholder only to representations, warranties or agreements regarding such Participating Stockholder, such Participating Stockholder's Registrable Securities and such Participating Stockholder's intended method of distribution and any other representation required by applicable law and (b) such Participating Stockholder's maximum liability in respect of its indemnification and contribution obligations under such underwriting agreement to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities pursuant to the applicable Piggyback Registration.


                                   ARTICLE VII
                                 INDEMNIFICATION

            7.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Participating Stockholders holding any Registrable Securities covered by a registration statement that has been filed with the Commission pursuant to this Agreement, each underwriter for such Participating Stockholder in connection therewith, each other Person, if any, who controls such Participating Stockholder or any such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their respective managers, partners, officers, directors, employees and general partners, as follows:

                  (i) against any and all loss, liability, claim, damage or
            expense (other than amounts paid in settlement) incurred by such Person arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any Governmental or Regulatory Authority, in each case whether commenced or threatened, or of any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

                  (iii) against any and all expense incurred by such Person in connection with investigating, preparing or defending against any litigation or any investigation or proceeding by any Governmental or Regulatory Authority, in each case whether commenced or threatened in writing, or against any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Participating Stockholder expressly for use in the preparation of such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any Participating Stockholder (or any other indemnified Person) under the indemnity agreement in this Section 7.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such Participating Stockholder (or other indemnified Person) results from the fact that such Participating Stockholder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such Participating Stockholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Participating Stockholder or any other Person eligible for indemnification under this Section 7.1, and shall survive the transfer of the relevant Registrable Securities by the Participating Stockholder who theretofore held them.

            7.2 INDEMNIFICATION BY A SELLING SHAREHOLDER. In connection with any registration statement which covers Registrable Securities of a Participating Stockholder pursuant to this Agreement, each such Participating Stockholder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 of this Agreement), to the extent permitted by law, the Company and each underwriter for the Company or any such Participating Stockholder in connection therewith, each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their respective managers, officers, directors and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such Participating Stockholder and its affiliates or the plan of distribution and that is furnished to the Company by or on behalf of such Participating Stockholder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Person eligible under this
Section 7.2, and shall survive the transfer of Registrable Securities by such Participating Stockholder. The obligations of each Participating Stockholder pursuant to this Section 7.2 are to be several and not joint. Additionally, with respect to each claim pursuant to this Section 7.2 and each corresponding claim for contribution under Section 7.5, each such Participating Stockholder's maximum aggregate liability under this Section 7.2 and Section 7.5 shall be limited to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such Participating Stockholder.

            7.3 INDEMNIFICATION PROCEDURE. Within 10 days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 7.1 or 7.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7.1 or 7.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not assume the defense of such claim but also shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 7.1, more than one counsel (in addition to any local counsel) for all indemnified parties selected by the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties, or (ii) in the case of a claim referred to in Section 7.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding. An indemnified party will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in resect of which it is then seeking (or thereafter seeks) indemnification hereunder, in each case without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, an indemnified party hereunder will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

            7.4 UNDERWRITING AGREEMENT. The Company and each Participating Stockholder requesting registration of all or any part of its Registrable Securities pursuant to Article I or II, shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement entered into in connection with a Demand Registration or a Piggyback Registration with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any Governmental or Regulatory Authority.

            7.5 CONTRIBUTION. If the indemnification provided for in Sections
7.1 and 7.2 of this Agreement is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 7.1 or 7.2, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including the relative benefits received by each party from the offering of the securities covered by the relevant registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties' relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties' relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to relevant information and opportunity to correct or prevent such alleged untrue or untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 7.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 7.5. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 7.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 7.3 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 7.3. Promptly after receipt by an indemnified party under this Section 7.5 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this
Section 7.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 7.3 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 7.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and the Participating Stockholders agree with each other, and will agree with and the underwriters of Registrable Securities registered pursuant to
Article I or II, if requested by such underwriters, that (i) the underwriters' portion of the contribution paid to the Participating Stockholders pursuant to this Section 7.5 shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant offering of Registrable Securities and (ii) the total amount of such Participating Stockholder's contributions under this Section 7.5 and any amounts paid by such Participating

Stockholder in respect of corresponding claims for indemnification under Section
7.2 shall not exceed an amount equal to the net proceeds actually received by such Participating Stockholder from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7.6 PERIODIC PAYMENTS. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that if it is finally determined by a court of competent jurisdiction that the relevant indemnified party was not entitled to indemnification hereunder in respect of such investigation or defense, such indemnified party shall repay to the indemnifying party, on demand, all amounts received by it in respect of such investigation or defense pursuant to this Section 7.6, together with interest thereon at a rate per annum equal to the "prime rate" (as published from time to time in the Wall Street Journal) for the period from and including the date on which the indemnified party received the relevant amount to but excluding the date on which it repaid such amount to the indemnifying party.


                                  ARTICLE VIII
                                    RULE 144

            The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Participating Stockholder, make publicly available other information), and it will take such further action as any Participating Stockholder may reasonably request, all to the extent required from time to time to enable such Participating Stockholder to sell shares of Registrable Securities without registration under the Securities Act in compliance with (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Participating Stockholder, the Company will deliver to such Participating Stockholder a written statement as to whether it has complied with such requirements.

                                   ARTICLE IX
                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

            No Participating Stockholder may participate in any underwritten registration hereunder unless such Participating Stockholder (i) agrees to sell its

Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement. If the Requesting Investors with respect to any Demand Registration are subsequently not entitled to participate in such Demand Registration solely by reason of their failure to comply with any material requirement of this Article IX then, notwithstanding anything in Section 1.1(b) or 1.3 to the contrary, the request by such Requesting Investors for such Demand Registration shall continue to be counted for purposes of Section 1.2.

                                    ARTICLE X
                                   DEFINITIONS

            10.1 TERMS. As used in this Agreement, the following defined terms shall have the meanings set forth below:

            "ADDITIONAL STOCKHOLDER" means any person to whom the Company has granted registration rights in compliance with Section 1.6 and who has executed a Registration Rights Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Registrable Securities.

            "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or California are authorized or obligated to close.

            "COMMISSION" means the U.S. Securities and Exchange Commission.

            "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed and any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

            "EQUITY EQUIVALENTS" means any securities (other than employee options) which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

            "FULLY-DILUTED BASIS" means with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination and (iii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any securities that are issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

            "ORIGINAL OWNERSHIP LEVEL" has the meaning ascribed to it in the Stockholders' Agreement.

            "PARTICIPATING STOCKHOLDERS" means the REI Stockholders and any Additional Stockholders or transferee of any of the foregoing persons who has acquired Registrable Securities and who has executed a Registration Rights Joinder Agreement.

            "PERMITTED TRANSFEREE" means:

            (i) with respect to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, or any trust of which such Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement;

            (ii) with respect to any Stockholder who is not a natural person,
(A) any Affiliate of such Stockholder and any trustee, officer, director or employee of such Stockholder or any such Affiliate, (B) any spouse, lineal descendant (including by adoption and stepchildren) of the trustees, officers, directors and employees referred to in clause (A) above, and any trust where a majority in interest of the beneficiaries thereof are one or more of the persons described in this clause (B) and the trustees, officers, directors and employees described in clause (A) above and whose terms are not inconsistent with the terms of this Agreement; and

            (iii) as to any REI Stockholder, (w) any other REI Stockholder, (x) any general partner or limited partner of REI (and any subsequent transferee of such partner), (y) any partner, member, director, officer, employee or investment advisor of any such general partner or limited partner, (z) any Affiliate of any such general partner or limited partner, (ww) any director, officer, employee, investment advisor, partner or member of any such Affiliate, and (xx) any liquidating trust or similar entity established by REI or any of the foregoing entities for the benefit of its partners or interest holders and their Permitted Transferees for the purpose of holding Restricted Securities.

            "PRO RATA" means, with respect to one or more Participating Stockholders, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Participating Stockholder or Stockholders or which may be acquired by any such Participating Stockholder or Stockholders upon exercising any rights under any Equity Equivalent owned by such Participating Stockholder or Stockholders.

            "REGISTRABLE SECURITIES" means, at any time of determination, (i) the shares of Common Stock then issued and outstanding or which are issuable upon the conversion, exercise or exchange of Equity Equivalents, (ii) any then outstanding securities into which shares of Common Stock shall have been changed and (iii) any then outstanding securities resulting from any reclassification or recapitalization of Common Stock; provided, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities obtained or transferred pursuant to an effective registration statement under the Securities Act or in a Rule 144 Transaction; and provided further, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities which are held by a Person who is not a Participating Stockholder.

            "REI STOCKHOLDERS" means REI and its Permitted Transferees who have executed a Registration Rights Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Registrable Securities.

            "REQUESTING INVESTORS" means, with respect to any Demand Registration, the Required REI Stockholders that have requested such Demand Registration in accordance with Section 1.1.

            "REQUISITE REGISTRATION PARTICIPANTS" means, with respect to any Demand Registration or Piggyback Registration, Participating Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities requested to be included in such Demand Registration (whether as Requesting Investors or otherwise) or Piggyback Registration pursuant to Section 1.1 or 2.1, as applicable.

            "REQUIRED REI STOCKHOLDERS" means, as of the date of any determination thereof, REI Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities on a Fully-Diluted Basis, then held by all REI Stockholders.

            "REQUISITE REQUESTING INVESTORS" means, as of the date of any determination thereof with respect to any Demand Registration, Requesting Investors which then hold a majority (by number of shares) of the Registrable Securities, on a Fully-Diluted Basis, then held by all Requesting Investors of such Demand Registration.

            "RESTRICTED SECURITIES" means the Common Stock, any Equity Equivalents and any securities issued with respect to any of the foregoing as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

            "RULE 144 TRANSACTION" means a transfer of Common Stock (a) complying with Rule 144 under the Securities Act (or any successor statute or rule) as such Rule (or such successor statute or rule, as the case may be) is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (b) occurring at a time when shares of Common Stock are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

            "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated as of the date hereof among the parties to the Stock Purchase Agreement, as such Stockholders' Agreement may be amended, supplemented or otherwise modified from time to time.

            "TRANSFER" means any direct or indirect sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any Restricted Security or any interest therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of, directly or indirectly, any Restricted Security or any interest therein.

            10.2 OTHER DEFINED TERMS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Stock Purchase Agreement.

            10.3 DEFINED TERMS IN CORRESPONDING SECTIONS. The following defined terms, when used in this Agreement, shall have the meaning ascribed to them in the corresponding Sections of this Agreement listed below:

"Black-Out Notice"           --       Section 1.7(b)
"Company"                    --       Preamble

"Demand Registration"        --       Section 1.1
"Investment Agreements"      --       Recitals
"Long-Form Registration"     --       Section 1.1(a)
"Piggyback Registration"     --       Section 2.1
"Registration Expenses"      --       Section 5.1
"REI"                        --       Preamble
"Short-Form Registration     --       Section 1.1(a)
"Stock Purchase Agreement    --       Recitals


                                   ARTICLE XI
                                  MISCELLANEOUS

            11.1 NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it does not currently have, and covenants that it will not hereafter enter into any Contract which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.

            11.2 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will use all reasonable efforts not to take any action, and not to fail to take any action which it may properly take, with respect to its securities if such action or failure to act would adversely affect (a) the ability of the holders of Registrable Securities to include Registrable Securities in a registration undertaken pursuant to this Agreement or (b) to the extent within the Company's control, would adversely affect the marketability of such Registrable Securities in any such registration (it being understood that the actions referred to in this Section 11.2 include effecting a stock split or a combination of shares).

            11.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy that may be available to any of them at law or equity; provided, however, that each of the parties hereto agrees to provide the other parties hereto with written notice at least two Business Days prior to filing any motion or other pleading seeking a temporary restraining order, a temporary or permanent injunction, specific performance, or any other equitable remedy and to give the other parties hereto and their counsel a reasonable opportunity to attend and participate in any judicial or administrative hearing or other proceeding held to adjudicate or rule upon any such motion or pleading.

            11.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities or Restricted

Securities, unless such modification, amendment or waiver is approved in writing by the Company and the Required REI Stockholders. Each of the Participating Stockholders and the Company shall be bound by each modification, amendment or waiver authorized in accordance with this Section 11.4, regardless of whether the certificates evidencing the Registrable Securities or the Restricted Securities shall have been marked to indicate such modification, amendment or waiver. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, except to the extent reserved to or by the transferor in connection with any such transfer; provided, however, that the benefits of this Agreement shall inure to and be enforceable by any transferee of Registrable Securities only if such transferee shall have executed a Registration Rights Joinder Agreement substantially in the form of Exhibit A hereto.

            11.6 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested or mailed by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

            (a)   if to the Company, to:

                  QAD Inc.
                  6450 Via Real
                  Carpinteria, CA 93013-2924
                  Facsimile No:  (805)
                  Attn:   Chief Financial Officer

                  with a copy to

                  10,000 Midlantic, #200 East
                  Mt. Laurel, NJ  08054-1520
                  Facsimile No:  (856) 840-2695
                  Attn:  General Counsel

                  And a copy to

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101-2212
                  Facsimile No:  (805) 568-1955
                  Attn:  Joseph E. Nida, Esq.

            (b)     if to any REI Stockholder, to:

                  Recovery Equity Investors II, L.P.
                  901 Mariners Island Boulevard, Suite 465
                  San Mateo, CA 94404
                  Facsimile No:  (650) 578-9842
                  Attn: Joseph J. Finn-Egan
                        Jeffrey A. Lipkin

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Facsimile No:  (212) 309-6273
                  Attn:  James A. Mercadante, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11.6, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.6, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section 11.6, be deemed given on the earlier of the third full Business Day following the day of mailing or upon receipt, and (iv) if delivered by overnight courier to the address provided in this Section 11.6, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.6). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            11.7 HEADINGS, CERTAIN CONVENTIONS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit any terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

            11.8 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

            11.9 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            11.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY

JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

            11.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            11.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                        [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              QAD INC.


                              By:___________________________________
                                   Name:
                                   Title:


                              RECOVERY EQUITY INVESTORS II, L.P.

      By:   RECOVERY EQUITY PARTNERS II, L.P.,
            its General Partner


                                    By: _____________________________
                                        Name:  Joseph J. Finn-Egan
                                        Title: General Partner


                                    By: _____________________________
                                        Name:  Jeffrey A. Lipkin
                                        Title: General Partner


               [Signature Page to Registration Rights Agreement]

                                      EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

                  Form of Registration Rights Joinder Agreement


QAD Inc.
6450 Via Real
Carpinteria, CA 93013-2924
Attention:  Chief Financial Officer

Ladies & Gentlemen:

            In consideration of the transfer to the undersigned of ____ shares of Common Stock of QAD Inc., a Delaware corporation (the "Company"), by [INSERT NAME OF TRANSFEROR], the undersigned agrees that, as of the date written below, [HE][SHE][IT] shall become a party to that certain Registration Rights Agreement dated as of December 23, 1999, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto, and shall be deemed an Additional Stockholder for all purposes thereof.

            Executed as of the       day of         ,      .

                                          SIGNATORY:___________________________

                                          Address:  ___________________________
                                                    ___________________________

                                          ACKNOWLEDGED AND
                                          ACCEPTED:

                                          QAD INC.


                                          By __________________________________
                                             Name:
                                             Title:

                                           EXHIBIT C TO STOCK PURCHASE AGREEMENT


                             STOCKHOLDERS' AGREEMENT

            STOCKHOLDERS' AGREEMENT dated as of December 23, 1999, by and among QAD INC., a Delaware corporation (the "Company"), RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership ("REI"), Pamela M. Lopker, Karl F. Lopker and The Lopker Family Trust dated March 23, 1993, a trust formed under the laws of California (the "Lopker Trust") (Pamela M. Lopker, Karl F. Lopker, the Lopker Trust, REI and any other persons who may become party to this Agreement pursuant to the terms hereof, the "Stockholders").

                               W I T N E S E T H:

            WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of December 23, 1999, by and among the Company, REI, Pamela M. Lopker, Karl F. Lopker and the Lopker Trust (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), the Company is issuing 2,333,333 shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") to REI on the terms and subject to the conditions set forth in the Purchase Agreement;

            WHEREAS, pursuant to the Purchase Agreement, REI is purchasing from the Lopker Trust, on the date hereof, 444,445 shares of Common Stock on the terms and subject to the conditions set forth in the Purchase Agreement;

            WHEREAS, pursuant to the Purchase Agreement, the Company is issuing to REI a warrant exercisable for an aggregate of 225,000 shares of Common Stock (as the same may be amended, supplemented or otherwise modified from time to time, including with respect to the aggregate number of shares of Common Stock issuable thereunder, the "Warrant");

            WHEREAS, contemporaneously with the execution of this Agreement, the Company and REI are entering into a Registration Rights Agreement pursuant to which the Company is granting to REI Stockholders certain registration rights with respect to the Common Stock, including shares issuable upon any exercise of the Warrant;

            WHEREAS, it is a condition precedent to the Company's, REI's, Pamela
M. Lopker's, Karl F. Lopker's and the Lopker Trust's respective obligations to consummate the transactions contemplated by the Purchase Agreement that the parties hereto shall have entered into this Agreement; and

            WHEREAS, the parties desire to enter into certain agreements for the purpose of governing certain aspects of the management of the Company and their relationship as stockholders.

            NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto hereby agree as follows:

            SECTION 1. Certain Definitions. The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

            "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option, warrant, convertible security or similar right) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by Contract or otherwise.

            "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act.

            "Equity Equivalents" means the Warrant and any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

            "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock of the Company, the sum of (i) the number of shares of Common Stock outstanding at the time of determination plus (ii) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

            "Lopker Stockholders" means Pamela M. Lopker, Karl F. Lopker, the Lopker Trust and their respective Permitted Transferees who have executed a Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Subject Securities.

            "Original Ownership Level" means, with respect to any Stockholder, the number of shares of Common Stock (on a Fully-Diluted Basis), as adjusted for any stock splits, stock dividends, recapitalizations or other similar events, held by such Stockholder immediately after the consummation of the transactions contemplated by the Purchase Agreement.

            "Permitted Transferee" means:

            (i) with respect to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, or any trust or family limited partnership of which such Stockholder is the trustee or the general partner and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement; and

            (ii) with respect to any Stockholder who is not a natural person,
(A) any Affiliate of such Stockholder and any trustee, officer, director or employee of such Stockholder or any such Affiliate, (B) any spouse, lineal descendant (including by adoption and stepchildren) of the trustees, officers, directors and employees referred to in clause (A) above, and any trust where a majority in interest of the beneficiaries thereof are one or more of the persons described in this clause (B) and the trustees, officers, directors and employees described in clause (A) above and whose terms are not inconsistent with the terms of this Agreement; and

            (iii) as to any REI Stockholder, (A) any other REI Stockholder, (B) any general partner or limited partner of REI (and any subsequent transferee of such partner), (C) any partner, member, director, officer, employee or investment advisor of any such general partner or limited partner, (D) any Affiliate of any such general partner or limited partner, (E) any director, officer, employee, investment advisor, partner or member of any such Affiliate, and (F) any liquidating trust or similar entity established by REI or any of the foregoing entities for the benefit of its partners or interest holders and their Permitted Transferees for the purpose of holding Restricted Securities.

            "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or any agency or political subdivision thereof) or any other entity of any kind.

            "REI Stockholders" means REI and its Permitted Transferees who have executed a Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Subject Securities.

            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of December 23, 1999, between the Company and REI as the same may be amended, supplemented or otherwise modified from time to time.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

            "Subject Securities" means the Common Stock, any Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

            "Transfer" means any direct or indirect sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of, directly or indirectly, any securities or any interests therein.

            SECTION 2.  Election and Removal of Directors.

            (a) Designation of Directors. At any time when directors of the Company are nominated and elected, for so long as REI shall hold Subject Securities representing (on a Fully-Diluted Basis) at least 50% of REI's Original Ownership Level, REI shall be entitled to designate one person for election to the board of directors of the Company (the "Board"), in each case by written notice to the Company and the other Stockholders; provided, however, that REI shall no longer be permitted to designate any person for election to the Board pursuant to this Section 2 if REI shall at any time cease to hold Subject Securities representing (on a Fully-Diluted Basis) at least 50% of REI's Original Ownership Level. Each person designated by REI for election to the Board pursuant to this Section 2 (an "REI Designee") shall be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors at each annual meeting (or special meeting or solicitation for the election of directors) of the stockholders of the Company and each of the Company and the Stockholders agree to take such other action as is necessary to nominate and elect the REI Designee as a member of the Board as soon as practicable following receipt of any such notice and, in the case of the first such notice, in any event not later than the time of the first meeting of the Board, or the first written consent executed by the Board, following the Closing (as defined in the Purchase Agreement).

            (b) If, prior to his or her election to the Board pursuant to this
Section 2, the REI Designee shall be unable or unwilling to serve as a director of the Company, REI shall be entitled to nominate a replacement who shall then be the REI Designee for purposes of this Section 2. Subject to the immediately preceding sentence but notwithstanding anything else in this Section 2 to the contrary, Jeffrey A. Lipkin shall be the REI Designee for so long as he shall be a general partner of REI's general partner. In the event that Mr. Lipkin ceases to be a general partner of REI's general partner or is otherwise unwilling or unable to serve as a director of the Company, REI shall use its reasonable efforts to designate, as the REI Designee, a person (x) as to whom no disclosure would be required to be made at the time of such designation pursuant Rule 401(f) or Rule 404 of Regulation S-K (other than by reason of the management and closing fees payable to REI pursuant to the Purchase Agreement), (y) who, at the time of such designation, is not an officer, director or Affiliate of either (A) a significant customer of the Company or (B) a significant competitor of the Company, and (z) who, prior to the time of such designation, has not engaged in conduct that has resulted in the disqualification of another Person from listing on a national securities exchange or Nasdaq.

            (c) Removal. Subject to paragraph (b) above, REI shall have the exclusive right, at any time and for any reason (or for no reason), to require that the REI Designee be removed from the Board by written notice to the each of the Company and the other Stockholders. Each of the Company and the Stockholders agree to take such action, and to cause the remaining directors of the Company to take such action, as is necessary to remove such person as a director of the Company as soon as practicable following receipt of such notice.

            (d) Filling Vacancies. If at any time a vacancy is created on the Board by reason of the death, removal or resignation of the REI Designee, REI shall have the exclusive right to designate a person to fill such vacancy by written notice to the Company and the other Stockholders. The Company and the Stockholders agree to take such action and to cause the remaining directors of the Company to take such action, as is necessary to nominate, approve and elect such person as a director of the Company as soon as practicable following receipt of such notice.

            (e) Covenant to Vote. The Stockholders agree to vote or cause to be voted the Subject Securities owned or controlled by them (i) at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election or removal of directors of the Company, or (ii) by executing a written consent in lieu of a meeting of the stockholders of the Company with respect to the election or removal of directors, in favor of the election or removal of directors of the Company in accordance with the provisions of this
Section 2.

            (f) Irrevocable Proxy. If any Stockholder fails for any reason to vote its Subject Securities in accordance with the requirements of this Agreement, then REI shall have the right to vote such shares, and each Stockholder hereby constitutes and appoints, with full power of substitution, REI as his, her or its true and lawful proxy and attorney-in-fact, to attend, speak and vote at any meeting of the stockholders and to sign a written consent in respect of, all of the Subject Securities owned by the grantor of the proxy for the election to or removal from the Board of the directors designated by REI, upon the failure of such Stockholder to vote in accordance with Section 2 of this Agreement. Such appointment shall terminate at such time as the grantor no longer is obligated to vote his, her or its Subject Securities in accordance with the requirements of this Agreement. Each Stockholder acknowledges that the proxy granted by it hereby is for valuable consideration and is irrevocable to the full extent permitted by law.

            SECTION 3.  Transfer Restrictions.

            (a) Each Stockholder agrees that all Transfers by it of Subject Securities shall be made in accordance with the terms of this Agreement. Any attempt to Transfer or any purported Transfer of any Subject Securities not in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

            (b) Each of the Stockholders severally agrees that upon any Transfer by it of Subject Securities to a Permitted Transferee, it shall cause such Permitted Transferee to execute a Joinder Agreement substantially in the form of Exhibit A and thereby become a party to this Agreement.

            (c) Each certificate representing the Subject Securities now or hereafter held by a Stockholder shall be stamped with a legend in substantially the following form:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
            AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR

            HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE ISSUER, UPON REQUEST, RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED DECEMBER 23, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST. SUCH STOCKHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

            Each Stockholder agrees that he, she or it will deliver all certificates for the Subject Securities owned by it to the Company for the purpose of affixing such legend thereto. Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless the Subject Securities represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or any state securities law, in which case the applicable legend (or legends) may be removed.

            SECTION 4.  Rights of Inclusion (Tag-Along Rights).

            (a) In the event that one or more Lopker Stockholders propose to Transfer any shares (or other units) of Subject Securities (the "Transferor Shares") to any Person (the "Buyer"), other than a Transfer to a Permitted Transferee or a Rule 144 Transaction (as such term is defined in the Registration Rights Agreement), as a condition to such Transfer, the Lopker Stockholders shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each REI Stockholder, at such REI Stockholder's option, up to that number of shares of Subject Securities determined in accordance with Section 4(b) on the same terms and conditions as are applicable to the Transferor Shares, except that each REI Stockholder shall not be required to provide any representation, warranty or indemnification other than with respect to its ownership of, and authority to Transfer, the Subject Securities owned by it free of any liens or encumbrances. The Lopker Stockholders shall provide prompt written notice to each REI Stockholder (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each REI Stockholder may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to the Subject Securities owned by it to the Lopker Stockholders within 10 business days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

            (b) The REI Stockholders, in the aggregate, shall have the right to sell, pursuant to the Inclusion Offer, Subject Securities representing (on a Fully-Diluted Basis) the same percentage of all shares of Subject Securities owned by them as the Transferor Shares are of all shares of Subject Securities (on a Fully-Diluted Basis, but excluding any Equity Equivalents that are then either (i) not exercisable at the election of the holder thereof or (ii) "out of the money") owned by the Lopker Stockholders. In the event the number of shares of Subject Securities for which the REI Stockholders elect to exercise such right, along with the shares of Subject Securities to be sold by the Lopker Stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each REI Stockholder shall be reduced so that each REI Stockholder is entitled to Transfer the same percentage of its shares included in its Acceptance Notice as each other REI Stockholder.

            (c) The Lopker Stockholders shall have 90 days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of themselves and the REI Stockholders, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 90 day period, the Lopker Stockholders have not completed the Transfer of the shares of Common Stock proposed to be Transferred, the Lopker Stockholders may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 4.

            (d) If the Lopker Stockholders are able to complete the Transfer of the shares proposed to be Transferred within such 90 day period, at the closing thereof, each REI Stockholder shall deliver to the Buyer a certificate or certificates representing the Subject Securities owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each REI Stockholder the purchase price for the Subject Securities so Transferred pursuant to this Section 4 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by such REI Stockholder.

            SECTION 5. After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the Subject Securities now owned or hereafter issued or transferred to a Stockholder in consequence of any additional issuance, purchase, exchange, exercise of conversion rights or reclassification of shares of Common Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or capitalization issue; provided, however, that the provisions of this Agreement shall not apply to any Subject Securities acquired by any REI Stockholder from any Person (other than any other REI Stockholder or the Company) after the date hereof, it being understood that the Subject Securities held by any REI Stockholder shall be treated for purposes of this Section 5 as being owned on a "first in, first out" basis.

            SECTION 6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

            SECTION 7. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by (a) the Company, (b) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all REI Stockholders, and (c) Lopker Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all Lopker Stockholders. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, each of the Company and the Stockholders shall take all actions reasonably within its control that are necessary or appropriate, within 30 calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable, to cause the adoption of any amendment to the Certificate of Incorporation or By-Laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement. The Stockholders hereby agree to vote their shares of Subject Securities to approve each such amendment to the Certificate of Incorporation or By-Laws of the Company.

            SECTION 8. Term. Except for the provisions of Sections 6 through 18 hereof, this Agreement shall automatically and without further action terminate upon the earliest to occur of (i) the first date as of which the REI Stockholders cease to own Subject Securities representing (on a Fully-Diluted Basis) at least 25% of REI's Original Ownership Level and (ii) the written agreement of (x) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all REI Stockholders and (y) Lopker Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all Lopker Stockholders.

            SECTION 9. Waiver. No waiver by any party hereto of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or any other term or condition hereof.

            SECTION 10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including transferees of Subject Securities); provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to Transfer any of its Subject Securities except in accordance with this Agreement.

            SECTION 11. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party hereto injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties hereto that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party hereto may have under this Agreement or otherwise.

            SECTION 12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            SECTION 13. Headings; Certain Conditions. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits, are to Article and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            SECTION 14. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement.

            SECTION 15. Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable, and vice versa. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

            SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            SECTION 17.  Notices.

            (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

            (i)   If to any REI Stockholder, to:

                  Recovery Equity Investors II, L.P.
                  901 Mariner's Island Boulevard, Suite 465
                  San Mateo, California  94404

                  Facsimile No.:  (415) 578-9842
                  Attn:  Joseph J. Finn-Egan
                            Jeffrey A. Lipkin

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Facsimile No.:  (212) 309-6273
                  Attn: James A. Mercadante, Esq.

            (ii) If to the Company, to:

                  QAD Inc.
                  6450 Via Real
                  Carpinteria, CA 93013-2924
                  Facsimile No:  (805) 566-6080
                  Attn:   Chief Financial Officer

                  with a copy to

                  10,000 Midlantic, #200 East
                  Mt. Laurel, NJ  08054-1520
                  Facsimile No:  (856) 840-2695
                  Attn:  General Counsel

                  And a copy to

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101-2212
                  Facsimile No:  (805) 568-1955
                  Attn:  Joseph E. Nida, Esq.

                  (iii) If to any Lopker Stockholder, to:

                  Karl F. Lopker
                  c/o QAD Inc.
                  6450 Via Real
                  Carpinteria, CA 93013
                  Facsimile No.:  (805) 566-6080
                  with a copy to:

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Facsimile No.:  (805) 568-1955
                  Attn:  Joseph E. Nida

            (b) All such notices, requests and other communications will be deemed delivered upon receipt. Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 17(a).

            SECTION 18. Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

            SECTION 19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL,

AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed on the date first above written.

                              QAD INC.


                              By:________________________________
                                   Name:
                                   Title:

                              RECOVERY EQUITY INVESTORS II, L.P.

                              By:   RECOVERY EQUITY PARTNERS II, L.P.,
                                    its General Partner


                                    By:_____________________________
                                        Name: Joseph J. Finn-Egan
                                         Title: General Partner


                                    By:_____________________________
                                         Name: Jeffrey A. Lipkin
                                         Title: General Partner


                                    _________________________________
                                    PAMELA M. LOPKER


                                    _________________________________
                                    KARL F. LOPKER


                                    THE LOPKER LIVING TRUST DATED
                                    MARCH 23, 1993


                                    By: _______________________________
                                        Karl F. Lopker, in his capacity as a
                                        trustee of such trust and not in his
                                        individual capacity


                   [Signature page to Stockholders' Agreement]

                                                                       EXHIBIT A

                            Form of Joinder Agreement


QAD Inc.
[Address]

Attention:

Ladies & Gentlemen:

            In consideration of the transfer to the undersigned of ____ shares of Common Stock of QAD INC., a Delaware corporation (the "Company"), by [INSERT NAME OF TRANSFEROR], the undersigned agrees that, as of the date written below, [HE][SHE][IT] shall become a party to that certain Stockholders' Agreement dated as of December 23, 1999, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto, and shall be deemed a Stockholder for all purposes thereof.

            Executed as of the       day of         ,      .

                                          SIGNATORY:___________________________

                                          Address:  ___________________________
                                                    ___________________________

                                          ACKNOWLEDGED AND
                                          ACCEPTED:

                                          QAD INC.


                                          By __________________________________
                                             Name:
                                             Title:

                                           EXHIBIT D TO STOCK PURCHASE AGREEMENT


            THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS WARRANT OR SUCH SECURITIES (AS APPLICABLE), OR THE ISSUER, UPON REQUEST, RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES (AS APPLICABLE) REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

            THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 23, 1999, AS IN EFFECT FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST. SUCH STOCKHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SUCH SECURITIES.


                             STOCK PURCHASE WARRANT


Date of Issuance:  December 23, 1999                         Certificate No. 1


      For value received, QAD INC., a Delaware corporation (the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 225,000 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Stock Purchase Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment and subject to rights to receive other securities, all as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

      This Warrant is subject to the following provisions:

      SECTION 1.  Exercise of Warrant.

      1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., New York time, on December 22, 2003, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

      1B.   Exercise Procedure.

            (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                  (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                  (b) this Warrant;

                  (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

                  (d) either (A) a check or wire transfer payable to the Company in an amount equal to the product of (x) the Exercise Price multiplied by
      (y) the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price") or (B) the delivery of a notice to the Company that the Purchaser is exercising this Warrant (or a portion thereof) by authorizing the Company to reduce the number of Warrant Shares to be delivered to the Purchaser upon such exercise of this Warrant (or such portion thereof) by the number of Warrant Shares having an aggregate Fair Market Value determined as of the Exercise Time equal to the Aggregate Exercise Price.

            (ii) Certificates for Warrant Shares (rounded up to the nearest whole share) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time.

            (iii) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within three Business Days after the date of the Exercise Time, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

            (iv) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

            (v) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

            (vi) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

            (vii) The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

             (viii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

            (ix) The Company shall at all times reserve and keep available out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

            (x) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such exercise are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

      1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

      SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

      2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the Date of Issuance, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, and other than pursuant to an event for which an adjustment is made pursuant to Section 2C, any shares of Common Stock for a consideration per share less than the Exercise

Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (B) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the number of Warrant Shares issuable upon exercise of the Warrants.

      2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

            (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") other than a Permitted Issuance, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

            (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding from and after the date on which such Convertible Securities were issued and sold, and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this
Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

            (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the amount of Common Stock or Convertible Securities that may be purchased upon exercise of any Option, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, amount of Common Stock or Convertible Securities, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

            (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder (whether or not then acquirable or subject to a contingency) shall be adjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued.

            (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent investment banking or appraisal firm jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and the Registered Holder. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of fair value shall be made by a third independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating fair value shall submit to the Company and to each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination of fair value. If the independent investment banking or appraisal firm gives a range for its calculation of fair value, then fair value for purposes of this paragraph shall be the midpoint of such range. The fees and expenses of such firm shall be paid by the Company.

            (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration.

            (vii) Treasury Shares. For the purposes of this Section 2, (A) the number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any direct or indirect subsidiary of the Company and (B) the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

            (viii)Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be either (x) the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or (y) the date of the issuance, granting or sale of such right of subscription or purchase, as the case may be.

      2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

      2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that each Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to each Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

      2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof other than as a readjustment in a manner consistent with that contemplated by
Section 2(B)(iv).

      2F. Actions to Maintain Exercise Price Above Par Price. Before taking any action that would cause an adjustment to the Exercise Price such that, upon exercise of the Warrant, Warrant Shares would be deemed to be issued below the then par value (if any) of the Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price.

      2G. Notices.

            (i) Immediately upon any adjustment of the Exercise Price, the chief financial officer or president of the Company shall compute such adjustment in accordance with the provisions hereof and prepare and sign a certificate showing such adjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Registered Holder. The certificate shall set forth the computations on which such adjustment is based, showing in detail the facts upon which such adjustment is based, including without limitation a statement of the number of Warrant Shares which will issuable upon the exercise of this Warrant.

            (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change or any dissolution, liquidation or winding-up of the Company.

            (iii) The Company shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change or any dissolution, liquidation or winding-up of the Company shall take place.

      SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      SECTION 4. Definitions. The following terms have the meanings set forth below and terms not otherwise defined herein have the meaning assigned to them in the Stock Purchase Agreement:

      "Aggregate Exercise Price" has the meaning ascribed to it in Section 1B(i)(d) hereof.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York or California are authorized or obligated to close.

      "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

      "Common Stock Deemed Outstanding" means, at any given time, the number of shares of all classes of the Company's Common Stock actually outstanding at such time, plus the number of shares of the Company's Common Stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

      "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

      "Convertible Securities" has the meaning ascribed to it in Section 2B(i) hereof.

      "Date of Issuance" means December 23, 1999, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

      "Exercise Period" has the meaning ascribed to it in Section 1A hereof.

      "Exercise Price" means $7.50 for each Warrant Share, as such price may be adjusted from time to time pursuant to Section 2 hereof.

      "Exercise Time" has the meaning ascribed to it in Section 1B(i) hereof.

      "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the closing sales price on such date of the Common Stock on the principal domestic securities exchange on which the Common Stock is listed, or (ii) if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (iii) if on any day the Common Stock is not listed on any domestic securities exchange, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 30 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 29 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

      "Options" has the meaning ascribed to it in Section 2B(i) hereof.

      "Organic Change" has the meaning ascribed to it in Section 2D hereof.

      "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrant (as the Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof) (and any replacements hereof), (ii) the issuance form time to time by the Company of shares of Common Stock upon exercise of any Option that is outstanding on the Date of Issuance and disclosed in the attachment to Schedule 3.3(a) of the Stock Purchase Agreement, (iii) the issuance of any Options or Common Stock from time to time in accordance with the provisions of the Stock Plans or any comparable equity participation plan for directors, officers and employees of the Company that has been duly approved by stockholders representing at least 662/3% of the Company's then outstanding Common Stock, and the issuance from time to time of shares of Common Stock upon exercise of any such Options, and (iv) the issuance of any other Options, Convertible Securities or Common Stock, provided that this clause (iv) shall not apply to any such issuance if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by this clause (iv) (assuming the exercise, conversion or exchange of all such Options and Convertible Securities) would exceed 10% of the number of shares of Common Stock outstanding on the Date of Issuance.

      "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

      "Purchase Rights" has the meaning ascribed to it in Section 3 hereof.

      "Purchaser" has the meaning ascribed to it in Section 1B(i)(a) hereof.

      "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

      "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

      "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

      "Stock Plans" means the QAD Inc. 1994 Stock Program and the QAD Inc. 1997 Stock Incentive Program, in each case as in effect on the Date of Issuance.

      "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of the date hereof, among the Company, Pamela M. Lopker, Karl F. Lopker, The Lopker Living Trust dated March 23, 1993 and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

      "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the date hereof, among the parties to the Stock Purchase Agreement (as such Stockholders' Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

      "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8 hereof.

      "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

      SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

      SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder.

      Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Stockholders' Agreement.

      SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

      SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      SECTION 9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

      SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

      SECTION 11. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

      SECTION 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO

ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



                              QAD INC.




                              By:____________________________________
                                   Name:
                                   Title:




Attest:


__________________________
Name:
Title:






                              [Certificate No. 1]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




            The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of [ALL OF THE] [INSERT NUMBER] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


                           Signature______________________________

                           Address________________________________

                                                                      EXHIBIT II


                                   ASSIGNMENT


      FOR VALUE RECEIVED,________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ___) with respect to [ALL OF THE] [INSERT NUMBER] Warrant Shares covered thereby set forth below, unto:

Names of Assignee             Address           No. of Shares
-----------------             -------           -------------





Dated:                  Signature   ________________________________

                                    ________________________________

                        Witness     ________________________________